UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934
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DOLBY LABORATORIES, INC.

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Dolby

2026 Notice of Annual Meeting of Stockholders and Proxy Statement

Dolby Laboratories, Inc.

1275 Market Street

San Francisco, California 94103

(415) 558-0200

December 16, 2025

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Dolby Laboratories, Inc. The Annual Meeting will be held virtually via live webcast on Tuesday, February 3, 2026, at 10:30 a.m. Pacific Standard Time. Stockholders will not be able to attend the Annual Meeting in person. The Annual Meeting will be accessible at meetnow.global/MGF9HHY. Please see “Additional Meeting Matters—Attending the Virtual Annual Meeting” in the Proxy Statement accompanying this letter for information on how to attend, submit questions and vote at the Annual Meeting.

We are making available to you the accompanying Notice of Annual Meeting, Proxy Statement and form of proxy card or voting instruction form on or about December 16, 2025.

We are pleased to furnish proxy materials to stockholders primarily over the internet. We believe that this process expedites stockholders’ receipt of proxy materials, lowers the costs of our Annual Meeting, and conserves natural resources. On or about December 16, 2025, we caused to be mailed to our stockholders a notice that includes instructions on how to access our Proxy Statement and 2025 Annual Report and how to vote online. The notice also includes instructions on how you can receive a paper copy of your Annual Meeting materials, including the Notice of Annual Meeting, Proxy Statement and proxy card or voting instruction form. If you elected to receive your Annual Meeting materials by mail, the Notice of Annual Meeting, Proxy Statement and proxy card or voting instruction form were enclosed. If you elected to receive your Annual Meeting materials via e-mail, the e-mail contains voting instructions and links to the 2025 Annual Report and the Proxy Statement, both of which are available at https://investor.dolby.com/financials/annual-reports/default.aspx.

Additional details regarding admission to and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement. A copy of our 2025 Annual Report is included with the Proxy Statement for those stockholders who are receiving paper copies of the proxy materials.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote over the internet, by telephone or by mailing a proxy card or voting instruction form. Please review the instructions on the proxy card or voting instruction form regarding each of these voting options. Voting will ensure your representation at the Annual Meeting regardless of whether you attend the Annual Meeting.

Thank you for your ongoing support of Dolby Laboratories, Inc.

Sincerely yours,

Kevin Yeaman
President, Chief Executive Officer, and Director

Dolby Laboratories, Inc.

Notice of Annual Meeting of Stockholders

to be held on February 3, 2026

To the Stockholders of Dolby Laboratories, Inc.:

The Annual Meeting of Stockholders of Dolby Laboratories, Inc., a Delaware corporation, will be held virtually via live webcast on Tuesday, February 3, 2026, at 10:30 a.m. Pacific Standard Time, for the following purposes:

1.	To elect eight directors to serve until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To hold an advisory vote to approve Named Executive Officer compensation;

3.	To ratify the appointment of KPMG LLP as Dolby’s independent registered public accounting firm for the fiscal year ending September 25, 2026; and

4.	To transact such other business as may properly come before the Annual Meeting and any postponement, adjournment or continuation of the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. We are not aware of any other business to come before the Annual Meeting.

Only stockholders of record as of the close of business on December 5, 2025 and their proxies are entitled to notice of and to vote at the Annual Meeting and any postponement, adjournment or continuation thereof.

All stockholders are invited to attend the Annual Meeting virtually and no stockholder will be able to attend the Annual Meeting in person. The Annual Meeting will be accessible at meetnow.global/MGF9HHY. Please see “Additional Meeting Matters—Attending the Virtual Annual Meeting” in the Proxy Statement accompanying this letter for information on how to attend, submit questions and vote at the Annual Meeting.

Stockholders may also vote over the internet, by telephone, or by mail in advance of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy, or voting your shares at the Annual Meeting. See “Additional Meeting Matters—How to Vote” in the Proxy Statement accompanying this Notice for more information.

By Order of the Board of Directors,

Andy Sherman
Corporate Secretary

December 16, 2025

Whether or not you expect to attend the Annual Meeting, we encourage you to read the Proxy Statement accompanying this Notice and submit your proxy or voting instructions as promptly as possible in order to ensure your representation at the Annual Meeting. You may submit your proxy or voting instructions for the Annual Meeting by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided (if applicable), or, in most cases, by using the telephone or the internet. Even if you have given your proxy, you may still vote at the meeting if you attend the Annual Meeting. For specific instructions on how to vote your shares, please refer to “Additional Meeting Matters—How to Vote” in the Proxy Statement accompanying this Notice and the instructions on the proxy card or voting instruction form.

Proxy Statement Summary

This summary highlights certain information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement carefully before voting as this summary does not contain all the information that you should consider.

2026 Annual Meeting of Stockholders

The Annual Meeting will be held virtually via live webcast. Stockholders will not be able to attend the Annual Meeting in person.

Tuesday, February 3, 2026 at 10:30 a.m. Pacific Standard Time

Live webcast accessible at meetnow.global/MGF9HHY. Please see “Attending the Virtual Annual Meeting” beginning on page 81 for information on how to attend, submit questions and vote at the Annual Meeting.

December 5, 2025

Voting Matters and Board Recommendations

1 Election of Directors

✔ The Board recommends a vote **FOR** each nominee

---

2 Advisory Vote to Approve Named Executive Officer Compensation

✔ The Board recommends a vote **FOR** this proposal

---

3 Ratification of Appointment of Independent Registered Public Accounting Firm

✔ The Board recommends a vote **FOR** this proposal

2026 PROXY STATEMENT | 1

Director Nominees

The nominees for election to our Board at the 2026 Annual Meeting are listed below, along with their current committee assignments and certain biographical information about them as of December 5, 2025, the record date for the Annual Meeting.

				Committee Memberships
Name and Position	Independent	Age	Director Since	AC	CC	NGC	SPC	TSC

Kevin Yeaman President and CEO		59	2009

Peter Gotcher Chair of the Board		66	2003

David Dolby CEO, Dolby Family Ventures		48	2011

Tony Prophet Director		66	2021

Emily Rollins Director		55	2021

Simon Segars Director		58	2015

Anjali Sud CEO, Tubi, Inc.		42	2019

Avadis Tevanian, Jr Managing Director, NextEquity Partners		64	2009

AC Audit Committee        CC Compensation Committee        NGC Nominating and Governance Committee

SPC Stock Plan Committee   TSC Technology Strategy Committee     Member     Chair

2 | 2026 PROXY STATEMENT

Fiscal 2025 Financial Highlights

Our key financial highlights for fiscal 2025 and a comparison to fiscal 2024 are shown below. For information about our business strategy and our business highlights for fiscal 2025, please see the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Annual Report on Form 10-K.

	Fiscal 2025	Fiscal 2024	Percentage Change

Total Revenue	$1.35 billion	$1.27 billion	6.3%

Net Income	$255.0 million	$261.8 million	(2.6%)

Non-GAAP Net Income(1)	$413.5 million	$369.0 million	12.1%

Diluted Earnings Per Share	$2.62	$2.69	(2.6%)

Non-GAAP Diluted Earnings Per Share(1)	$4.24	$3.79	11.9%

Stock Price Per Share (High and Low)	$89.66 / $68.24	$90.06 / $66.35	—

Stock Price Per Share as of Fiscal Year-End	$72.39	$75.61	(4.3%)

(1)	A reconciliation of our non-GAAP to GAAP financial results is set forth in Appendix A to this Proxy Statement.

Return of Capital to Stockholders in Fiscal 2025

In addition, in November 2025, we announced a 9% increase in our dividend, from $0.33 to $0.36 per share.

Named Executive Officers

Our named executive officers (our “NEOs”) for fiscal 2025 were:

•	Kevin Yeaman, our President and Chief Executive Officer

•	Robert Park, our Senior Vice President and Chief Financial Officer

•	Andy Sherman, our Executive Vice President, General Counsel, and Corporate Secretary

•	John Couling, our Senior Vice President, Entertainment

•	Shriram Revankar, our Senior Vice President, Advanced Technology Group

2026 PROXY STATEMENT | 3

Principal Elements of Executive Compensation and Fiscal 2025 Executive Compensation Highlights

Element of Compensation	Fiscal 2025 Highlights

Base Salary	• For calendar 2025, the Compensation Committee of our Board maintained the base salary for each of our NEOs at the same level as in calendar 2024.

Annual Incentive Compensation (Cash)

•

NEO annual incentive compensation targets—stated as a percentage of base salary for calendar 2025—were maintained at fiscal 2024 levels (100% for our CEO and 65% for each of our other NEOs).

•

Annual incentive compensation payments for our NEOs under our fiscal 2025 Executive Bonus Plan were based on a multiplier keyed to our revenue achievement, assuming we exceeded a non-GAAP operating income “gate” below which there would be no funding. For purposes of the 2025 Executive Bonus Plan, we achieved non-GAAP operating income of $447.5 million against a gate of $337.5 million and revenue of $1,349.1 million against a threshold requirement of $1,228.5 million and a target of $1,365.0 million, resulting in a multiplier of 94%. Based on these results, our NEOs earned annual incentive compensation payments equal to 94% of their annual incentive compensation targets.

•

For information about our use of non-GAAP financial measures for purposes of the 2025 Executive Bonus Plan and a reconciliation of our non-GAAP to GAAP financial measures, see “Multiplier—Revenue and Non-GAAP Operating Income Goals” on page 45 of, and Appendix A to, this Proxy Statement.

Long-Term Incentive Compensation (Performance Stock Unit Awards, Stock Options and Restricted Stock Unit Awards)

•

The target equity mix for the long-term incentive compensation granted to our NEOs in fiscal 2025 was as follows:

Fiscal 2025 Target Equity Award Portfolio Approach

25%
25%
50%
Restricted Stock Units
Stock Options
Performance-Based Stock Units

•

The realization of the long-term incentive compensation granted to our NEOs is conditioned upon the satisfaction of multi-year vesting requirements and, in the case of performance stock unit awards, the achievement of pre-established performance conditions.

4 | 2026 PROXY STATEMENT

Performance Stock Unit Awards

A portion of the long-term incentive compensation granted to our NEOs for fiscal 2025 was in the form of performance stock unit awards. The shares of our Class A Common Stock subject to performance stock unit awards may be earned contingent on our achievement of annualized relative total stockholder return levels for Dolby over a three-year performance period, measured against the S&P Midcap 400 Index (^MID). From 0% to 200% of the target number of shares subject to the performance stock unit awards may be earned, depending on our level of achievement of these performance conditions. The Compensation Committee believes that granting a portion of long-term incentive compensation in the form of equity that is earned only upon the achievement of pre-established performance conditions further aligns the interests of our NEOs with those of our stockholders.

The three-year performance period for the performance stock unit awards granted to our NEOs in fiscal 2022 ended in fiscal 2025, and our annualized TSR relative to the annualized TSR of the S&P Midcap 400 Index (^MID) over the performance period was -9.88%, resulting in the vesting of such awards at 70.37% of target.

Executive Stock Ownership Guidelines

Based on our belief that stock ownership further aligns the interests of senior management with those of our stockholders, our executive officers, including our NEOs, are subject to our executive stock ownership guidelines, which provide that:

•	Our CEO is expected to accumulate and hold an amount of qualifying Dolby equity securities equal to the value of five times his annual base salary; and

•	Each other NEO is expected to accumulate and hold an amount of qualifying Dolby equity securities equal to the value of two times his or her annual base salary.

As of the end of fiscal 2025, all of our NEOs were in compliance with our executive stock ownership guidelines.

Policy on Recoupment of Incentive Compensation (“Clawback”)

Our policy on the recoupment of incentive compensation requires us to recover certain cash or equity-based incentive compensation payments or awards made or granted to an executive officer in the event we are required to prepare an Accounting Restatement (as defined in “Compensation Discussion and Analysis—Policy on Recoupment of Incentive Compensation (“Clawback”)” below).

Advisory Vote on the Compensation of our NEOs

We are asking our stockholders to approve, on an advisory (non-binding) basis, the compensation of our NEOs as described in this Proxy Statement. At our 2025 Annual Meeting of Stockholders, approximately 99% of the voting power of the shares present and entitled to vote voted in favor of the compensation of our NEOs. For fiscal 2025, there were no material changes to our executive compensation program. The Compensation Committee believes that our executive compensation policies and practices continue to support an executive compensation program that is closely aligned with stockholder interests and that benefits us in the long term. At our 2025 Annual Meeting of Stockholders, stockholders indicated their support for holding an advisory “say-on-pay” vote on an annual basis, and we intend to do so until the next required advisory vote on the frequency of holding an advisory “say-on-pay” vote.

Ratification of Independent Registered Accounting Firm

Our Audit Committee has appointed the firm of KPMG LLP as our independent registered public accounting firm for fiscal 2026. Stockholders are being asked to ratify the selection of KPMG LLP as our independent registered public accounting firm.

2026 PROXY STATEMENT | 5

Dolby Laboratories, Inc.

1275 Market Street

San Francisco, California 94103

(415) 558-0200

Proxy Statement

The Board of Directors (our “Board”) of Dolby Laboratories, Inc., a Delaware corporation, is soliciting proxies to be used at the Annual Meeting of Stockholders to be held virtually via live webcast on Tuesday, February 3, 2026, at 10:30 a.m. Pacific Standard Time and any postponement, adjournment or continuation thereof (the “Annual Meeting”). Stockholders will not be able to attend the Annual Meeting in person. The Annual Meeting will be accessible at meetnow.global/MGF9HHY. Please see “Attending the Virtual Annual Meeting” beginning on page 81 for information on how to attend, submit questions and vote at the Annual Meeting.

This Proxy Statement and the accompanying notice and form of proxy are first being made available to stockholders on or about December 16, 2025.

Internet Availability of Proxy Materials

We are furnishing proxy materials to our stockholders primarily via the internet. On or about December 16, 2025, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our 2025 Annual Report. The Notice of Internet Availability of Proxy Materials also provides information on how to access your voting instructions to be able to vote through the internet or by telephone. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the internet, or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form.

Internet distribution of our proxy materials helps to expedite receipt by stockholders, lowers the cost of the Annual Meeting and conserves natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

6 | 2026 PROXY STATEMENT

Election of Directors

Nominees

Our Board currently consists of eight members. Our Bylaws permit our Board to establish by resolution the authorized number of directors, and eight directors are currently authorized.

Our Board proposes the election of eight directors, each to serve until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. All incumbent directors are nominees for re-election to our Board. All of the nominees have been recommended for nomination by the Nominating and Governance Committee, and all of them are currently serving as directors. All nominees were elected by the stockholders at last year’s annual meeting. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominee designated by our Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named below.

Information Regarding the Director Nominees and our Director Emeritus

Director Nominees

Names of the nominees, along with their current committee assignments, and certain biographical information about them as of December 5, 2025, the record date for the Annual Meeting, are set forth below.

Name	Age	Position with the Company	Director Since

Kevin Yeaman (1)	59	President, Chief Executive Officer and Director	2009

Peter Gotcher (2*)	66	Chair of the Board of Directors	2003

David Dolby (3)	48	Director	2011

Tony Prophet (4) (5)	66	Director	2021

Emily Rollins (5*)	55	Director	2021

Simon Segars (2) (3*) (5)	58	Director	2015

Anjali Sud (4)	42	Director	2019

Avadis Tevanian, Jr. (1) (2) (3) (4*)	64	Director	2009

(1)	Member of the Stock Plan Committee

(2)	Member of the Nominating and Governance Committee

(3)	Member of the Technology Strategy Committee

(4)	Member of the Compensation Committee

(5)	Member of the Audit Committee

*	Serves as Chair of referenced committee

2026 PROXY STATEMENT | 7

Age: 59 Director Since: 2009 Committees: Stock Plan Committee

President and CEO

Kevin Yeaman became our President and CEO in March 2009 and has been a member of our Board since he assumed the role of CEO. He joined Dolby as Chief Financial Officer and Vice President in October 2005, was appointed Senior Vice President in November 2006 and Executive Vice President in July 2007. As Chief Financial Officer, Mr. Yeaman led the company’s global finance organization and, among other things, developed infrastructure to support growth and expansion. Prior to joining Dolby, he worked for seven years at Epiphany, Inc., a publicly traded enterprise software company, most recently as Chief Financial Officer from August 1999 to October 2005. Previously, Mr. Yeaman also served as Worldwide Vice President of Field Finance Operations for Informix Software, Inc., a provider of relational database software, from February 1998 to August 1998. From September 1988 to February 1998, Mr. Yeaman served in Silicon Valley and London in various positions at KPMG LLP, an accounting firm. Mr. Yeaman was inducted as a member of the Academy of Motion Picture Arts and Sciences in 2014. He also sits on the Board of Trustees of the Academy Museum Foundation and an education board. He holds a B.S. degree in commerce from Santa Clara University.

Skills and Qualifications

As Dolby’s Chief Executive Officer and former Chief Financial Officer, Mr. Yeaman has extensive experience in Dolby’s markets and brings to our Board a deep understanding of Dolby, its strategy, finances, and operations.

8 | 2026 PROXY STATEMENT

Independent Age: 66 Director Since: 2003 Committees: Nominating and Governance Committee (Chair)

Chair of the Board

Peter Gotcher has served as a director since June 2003 and as Chair of the Board of Directors since March 2011. Mr. Gotcher served as Executive Chair of the Board of Directors from March 2009 to March 2011. Mr. Gotcher is an independent investor. He was a venture partner with Redpoint Ventures, a private investment firm, from September 1999 to January 2003. Prior to joining Redpoint Ventures, Mr. Gotcher was a venture partner with Institutional Venture Partners, a private investment firm, from 1997 to September 1999. Prior to joining Institutional Venture Partners, Mr. Gotcher founded and served as the President, Chief Executive Officer and Chair of the Board of Digidesign from 1984 to 1995. Digidesign was acquired by Avid Technology, a media software company, in 1995 and Mr. Gotcher served as the General Manager of Digidesign and Executive Vice President of Avid Technology from January 1995 to May 1996. Mr. Gotcher served on the boards of directors of GoPro, Inc., from June 2014 to June 2025, and Pandora Media, Inc., from September 2005 to May 2017. Mr. Gotcher holds a B.A. degree in English literature from the University of California at Berkeley.

Skills and Qualifications

As the founder, former Chief Executive Officer and Chair of Digidesign and a former venture capitalist, Mr. Gotcher has a broad understanding of the operational, financial and strategic issues facing public companies. In addition, his service on other boards and committees, including as a former member of the Audit Committee and Compensation and Leadership Committee of GoPro, Inc., as a former member of the Compensation Committee and former member and chair of the Nominating and Corporate Governance Committee of Pandora Media, Inc., and his extensive experience in Dolby’s markets, provide valuable perspective for our Board and give him significant operating experience, as well as financial, accounting and corporate governance experience.

2026 PROXY STATEMENT | 9

Age: 48 Director Since: 2011 Committees: Technology Strategy Committee

CEO, Dolby Family Ventures

David Dolby has served as a director since February 2011. Mr. Dolby is founder and Chief Executive Officer of Dolby Family Ventures, an early-stage venture firm unrelated to Dolby Laboratories that launched in June 2014 to invest in companies and technologies with the potential for significant social impact. Previously, Mr. Dolby served as a consultant to our Board on technology strategy matters from February 2011 to February 2015. Mr. Dolby also served as Manager, Strategic Partnerships of Dolby Laboratories from May 2008 to February 2011. In this role, Mr. Dolby was responsible for managing the company’s strategic partnerships and technology standards for internet media encoding, delivery and playback. He represented the company in technical and business working groups at a variety of international standards groups, including Universal Serial Bus, Digital Living Network Alliance, Digital Entertainment Content Ecosystem Ultraviolet, and Blu-ray Disc Association. Mr. Dolby has attended industry events with the company for a significant number of years, including Audio Engineering Society, National Association of Broadcasters, International Consumer Electronics Show, ShoWest, Cine Expo International, IFA, and Custom Electronic Design and Installation Association. From 2006 to 2008, Mr. Dolby was a self-employed entrepreneur and investor. Mr. Dolby attended Stanford Business School between 2004 and 2006. During that time, he served as product manager at Kaleidescape, Inc., a Silicon Valley technology firm focused on high-performance music and movie server systems. From 2003 to 2006, he owned and operated Charter Flight LLC, a private aircraft leasing business. In addition, during 2004, Mr. Dolby was an investment banking analyst focused on technology at Perseus Group (subsequently known as GCA Savvian Corporation and then GCA Corporation until its acquisition by Houlihan Lokey in October 2021). From 2000 to 2002, Mr. Dolby was an employee of NetVMG, a company developing route control software for optimizing multi-homed IP network routing. Before joining NetVMG, Mr. Dolby worked for engineering firms Bechtel and Poe & Associates. From November 2013 to January 2023, Mr. Dolby served on the board of directors of Cogstate Limited, a cognitive assessment and training company focused on the development and commercialization of computerized tests of cognition. Mr. Dolby also served on Cogstate’s Remuneration and Nomination Committee. Mr. Dolby currently serves on the governing boards of various not-for-profit entities, including the Boards of Trustees of the Salk Institute for Biological Sciences and the Alzheimer’s Drug Discovery Foundation. He is also a member of the Academy of Motion Picture Arts and Sciences where he serves as chair of the investment committee. Mr. Dolby received a B.S.E. in Civil Engineering from Duke University and an M.B.A. from the Stanford Graduate School of Business.

Skills and Qualifications

Mr. Dolby brings experience to our Board in home theater system technology and software technology productization, and offers a long-term perspective on the growth of the company and its commitment to excellence in audio and video.

10 | 2026 PROXY STATEMENT

Independent Age: 66 Director Since: 2021 Committees: Audit Committee, Compensation Committee

Director

Tony Prophet has served as a director since December 2021. Mr. Prophet was formerly the Chief Equality and Recruiting Officer at Salesforce, Inc., which he joined in September 2016 until July 2021. Before Salesforce, Mr. Prophet served as Corporate Vice President, Education Marketing, of Microsoft Corporation, from June 2015 to September 2016, as Corporate Vice President, Windows and Search Marketing, from February 2015 to June 2015, and as Corporate Vice President, Windows Marketing, from May 2014 to February 2015. Prior to Microsoft, Mr. Prophet held leadership roles at HP Inc. from 2006 to 2014, including leading worldwide PC and printing operations. Before that, Mr. Prophet served in positions of increasing responsibility at multiple organizations, including leading worldwide operations for the Carrier Business unit of United Technologies and rising to Partner at Booz Allen Hamilton. In addition to his operating roles, Mr. Prophet served on the board of directors of Gannett Co., Inc., a subscription-led and digitally focused media and marketing solutions company, from 2013 to May 2019. Mr. Prophet is also a Board Advisor to Aviso, Inc., a provider of a predictive revenue intelligence platform, since September 2021. He holds a BS in industrial engineering from General Motors Institute (now Kettering University) and an MBA from the Stanford Graduate School of Business.

Skills and Qualifications

As a long-time, accomplished technology business executive, Mr. Prophet brings to our Board substantial leadership experience in industrial, consumer electronic, hardware, and software spaces.

2026 PROXY STATEMENT | 11

Independent Age: 55 Director Since: 2021 Committees: Audit Committee (Chair)

Director

Emily Rollins has served as a director since February 2021. She served in various positions at Deloitte & Touche LLP from 1992 to 2020, including as an Audit and Assurance Partner from 2006 until her retirement in September 2020. At Deloitte, Ms. Rollins served technology and media companies and guided hundreds of clients through complex audit and reporting processes. Ms. Rollins also served in positions of increasing responsibility, including leadership roles in Deloitte’s US Technology, Media, and Telecommunications industry group, Audit Innovation and Transformation, and Diversity and Inclusion. She led firmwide initiatives to recruit, develop, and retain women and diverse professionals as well as transform and modernize Deloitte’s audit platform. Ms. Rollins has served on the board of directors of Xometry, Inc., an AI-enabled marketplace for on-demand manufacturing enabling buyers to efficiently source on-demand manufactured parts and assemblies, since March 2021 and serves as chair of Xometry’s Audit Committee. Previously, she served on the board of directors of McAfee Corp., a global provider of online protection, from October 2021 until its acquisition by a consortium of private equity firms in March 2022, and served on McAfee’s Audit Committee. She also served on the board of directors of Science 37 Holdings, Inc., a research company that specialized in decentralized clinical trials to enable universal access to clinical research, from October 2021 until its acquisition by eMed, LLC in March 2024, and served as chair of Science 37’s Audit Committee during that time. Ms. Rollins also serves on the boards of three private technology companies and several non-profit entities and associations. Ms. Rollins is a Certified Public Accountant and holds a B.A. degree in Accounting and International Relations from Claremont McKenna College.

Skills and Qualifications

After nearly 30 years in public accounting, Ms. Rollins brings to our Board considerable experience as an advisor to boards and executive teams and extensive financial and public accounting expertise as an audit expert in the technology and media spaces.

12 | 2026 PROXY STATEMENT

Independent Age: 58 Director Since: 2015 Committees: Audit Committee, Nominating and Governance Committee, Technology Strategy Committee (Chair)

Director

Simon Segars has served as a director since February 2015. From 1991 to 2022, Mr. Segars worked for Arm Ltd (known as Arm Holdings Plc prior to 2017), a designer and provider of microprocessors, software development tools and related technologies that was publicly held until its acquisition by SoftBank Group Corp. in September 2016. Mr. Segars served as Arm’s Chief Executive Officer from July 2013, and as a member of its board of directors from 2005 to February 2022, respectively. Mr. Segars also served as a member of SoftBank Group Corp.’s board of directors from June 2017 to June 2021. He served as President of Arm in 2013 before being promoted to Chief Executive Officer. Mr. Segars held the position of Executive Vice President and General Manager, Physical IP Division, from 2007 to 2012. Prior senior roles at Arm include Executive Vice President, Engineering; Executive Vice President, Worldwide Sales; and Executive Vice President, Business Development. Mr. Segars worked on many of the early Arm CPU products and led the development of the ARM7 and ARM9 Thumb® families. He holds a number of patents in the field of embedded CPU architectures. Mr. Segars received his Bachelor of Science in Electronic Engineering from the University of Sussex, and obtained a Master’s in Computer Science from the University of Manchester. In recognition of his extraordinary lifetime accomplishments and his impact on the global technology industry, Mr. Segars was conferred an Honorary Doctor of Science from the University of Sussex in 2019. In July 2024, Mr. Segars was elected as a Fellow of the Royal Society. Mr. Segars has served on the board of directors of Vodafone Group Plc, a multinational telecommunications company, since July 2022, and as Senior Independent Director since July 2025. He also has served as a member of the Vodafone ESG Committee since July 2022, a member of the Nominations and Governance Committee since July 2025, and as chair and member of the Technology Committee since July 2023. Mr. Segars also serves on the boards of directors of Silicon Quantum Computing Pty Ltd, a developer of quantum computing systems where he is board Chair, and TechWorks, a UK industry association.

Skills and Qualifications

As chair of Vodafone’s Technology Committee and a trained and former engineer, Mr. Segars has extensive experience in technology strategy and the technological elements of Dolby’s business operations. In addition, with his significant experience as an executive officer of Arm, and his service on the boards of both public and private companies, Mr. Segars brings to our Board a valuable understanding of the operational and strategic issues facing companies. Further, as a member of Vodafone’s ESG Committee, Mr. Segars enhances our Board’s capabilities in sustainability and sustainable business practices.

2026 PROXY STATEMENT | 13

Independent Age: 42 Director Since: 2019 Committees: Compensation Committee

CEO, Tubi, Inc.

Anjali Sud has served as a director since May 2019. Ms. Sud has served as the Chief Executive Officer of Tubi, Inc., a subsidiary of the Fox Corporation that provides free ad-supported TV streaming service in the United States, since September 2023. Before Tubi, from July 2017 to August 2023, Ms. Sud served as the Chief Executive Officer of Vimeo, Inc., a provider of cloud-based software tools that enable creative professionals, marketers and enterprises to stream, host, distribute and monetize videos online and across devices. She also served on Vimeo’s board of directors from May 2021 to August 2023. Prior to that, Ms. Sud held various positions at Vimeo since July 2014, before being promoted to CEO in July 2017. Before Vimeo, Ms. Sud served in various positions at Amazon.com, Inc. from 2010 to 2014, most recently as Director of Marketing. She serves on the board of directors and the Nominating and Governance Committee of Sirius XM Holdings Inc. Ms. Sud holds a B.S. degree from the Wharton School at the University of Pennsylvania and an M.B.A. from Harvard Business School.

Skills and Qualifications

As the Chief Executive Officer of Tubi and having served in executive positions in other technology and media companies, Ms. Sud brings extensive knowledge of the technology industry and operational experience to the boardroom, including an understanding of the operational, financial and strategic issues facing audio-visual content creators and streaming service providers. In addition, through her prior role as Director of Marketing at Amazon, Ms. Sud brings valuable business and marketing insight and experience to our Board.

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Independent Age: 64 Director Since: 2009 Committees: Compensation Committee (Chair), Nominating and Governance Committee, Stock Plan Committee, Technology Strategy Committee

Managing Director, NextEquity Partners

Avadis Tevanian, Jr. has served as a director since February 2009. Dr. Tevanian serves as a Managing Director of NextEquity Partners, a firm he co-founded in July 2015, making venture capital investments. Previously, Dr. Tevanian served as the Software Chief Technology Officer of Apple Inc. from 2003 to 2006. As Software CTO, Dr. Tevanian focused on setting the company-wide software technology direction for Apple. Prior to his tenure as Software CTO, Dr. Tevanian was Senior Vice President of Software at Apple, a role he took on when Apple acquired NeXT, Inc. in 1997. As Senior Vice President of Software, Dr. Tevanian led the software engineering team responsible for the creation of macOS and worked as part of Apple’s executive team. Before joining Apple, he was Vice President of Engineering at NeXT, Inc. and was responsible for managing NeXT’s engineering department. Dr. Tevanian started his professional career at Carnegie Mellon University, where he was a principal designer and engineer of the Mach operating system upon which NeXTSTEP, and now macOS and iOS, are based. Dr. Tevanian previously served on the board of directors of Tellme Networks, Inc., an internet telecom company, from May 2006 until the company was acquired by Microsoft in March 2007. He holds a B.A. degree in mathematics from the University of Rochester and M.S. and Ph.D. degrees in computer science from Carnegie Mellon University.

Skills and Qualifications

With more than 30 years of operational and software expertise, including as Apple’s Chief Software Technology Officer, Dr. Tevanian brings to our Board extensive experience in consumer technology businesses and a deep understanding of the operational and strategic issues facing companies.

There are no family relationships among any of our directors and executive officers.

See “Corporate Governance Matters” and “Compensation of Directors” for additional information regarding our Board.

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Director Emeritus

N. William Jasper, Jr. served as a director from June 2003 until his retirement from our Board in February 2021, at which time he received the honorary title of Director Emeritus, in an uncompensated, non-voting capacity. Mr. Jasper joined Dolby in February 1979 as Chief Financial Officer and retired as President and Chief Executive Officer in March 2009. He served in a variety of positions prior to becoming President in May 1983, including as our Vice President, Finance and Administration and as our Executive Vice President. Mr. Jasper is an at-large member of the Academy of Motion Picture Arts and Sciences. He holds a B.S. degree in industrial engineering from Stanford University and an M.B.A. from the University of California at Berkeley.

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Compensation of Directors

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2025. Our CEO did not receive additional compensation for his service as a director, and his compensation as an employee is presented in the Fiscal 2025 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)

David Dolby	55,000	260,494	—	—	315,494

Peter Gotcher	140,000	260,494	—	—	400,494

Tony Prophet	73,000	260,494	—	—	333,494

Emily Rollins	80,000	260,494	—	—	340,494

Simon Segars	80,000	260,494	—	—	340,494

Anjali Sud	60,000	260,494	—	—	320,494

Avadis Tevanian, Jr.	87,000	260,494	—	—	347,494

(1)	Consists of Board and committee annual retainers and, if applicable, Board chair retainer and committee chair retainers.

(2)

Stock Awards consist solely of restricted stock unit awards for shares of our Class A Common Stock. The amounts reported reflect the grant date fair value of each equity award computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), excluding estimated forfeitures. See Note 9 to our consolidated financial statements in our 2025 Annual Report on Form 10-K for more information. The amounts reported do not reflect the compensation actually realized by our non-employee directors. There can be no assurance that the restricted stock unit awards will vest (in which case no value will be realized by the individual) or that the value on vesting will approximate the compensation expense recognized by us.

In fiscal 2025, our non-employee directors received the following restricted stock unit awards (which are also reflected in the table above):

Name	Grant Date	Approval Date	Number of Securities Subject to Restricted Stock Unit Awards	Grant Date Fair Value ($)

David Dolby	2/4/2025	2/4/2025	3,140	260,494

Peter Gotcher	2/4/2025	2/4/2025	3,140	260,494

Tony Prophet	2/4/2025	2/4/2025	3,140	260,494

Emily Rollins	2/4/2025	2/4/2025	3,140	260,494

Simon Segars	2/4/2025	2/4/2025	3,140	260,494

Anjali Sud	2/4/2025	2/4/2025	3,140	260,494

Avadis Tevanian, Jr.	2/4/2025	2/4/2025	3,140	260,494

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As of September 26, 2025, the aggregate number of shares of our Class A Common Stock subject to restricted stock unit awards held by each of our non-employee directors is listed in the table below. As of such date, no stock options to purchase shares of our Class A Common Stock were held by any of our non-employee directors.

Name	Aggregate Number of Shares of Class A Common Stock Subject to Outstanding Restricted Stock Unit Awards at Sep. 26, 2025

David Dolby	3,140

Peter Gotcher	3,140

Tony Prophet	3,140

Emily Rollins	3,140

Simon Segars	3,140

Anjali Sud	3,140

Avadis Tevanian, Jr.	3,140

Standard Non-Employee Director Compensation Arrangements

We offer a combination of cash and equity compensation to our non-employee directors, with the goal of attracting and retaining highly-qualified non-employee directors and director candidates to serve on our Board. The Nominating and Governance Committee is responsible for conducting annual reviews of our non-employee director compensation and, if appropriate, recommending to our Board any changes in the type or amount of compensation so that our non-employee director compensation remains attractive and competitive. No changes have been made to cash compensation levels since fiscal 2020 and no changes have been made to the equity compensation terms since fiscal 2016.

Cash Compensation

During fiscal 2025, the annual cash retainers for serving as a non-employee director on our Board or committees of our Board were as follows:

Board/Committee	Member Annual Retainer	Chair Annual Retainer (in Addition to Member Annual Retainer)

Board	$50,000	$75,000

Audit	$13,000	$17,000

Compensation	$10,000	$15,000

Nominating and Governance	$7,000	$8,000

Technology Strategy	$5,000	$5,000

Members of the Stock Plan Committee receive no annual cash retainer for serving on this committee.

Equity Compensation

The substantial majority of our outside director compensation is in the form of equity in order to align the interests of our non-employee directors with the interests of our stockholders. During fiscal 2025, a newly appointed non-employee director was eligible to receive an initial restricted stock unit award, and all incumbent/continuing non-employee directors were eligible to receive an annual ongoing restricted stock unit award, in each case covering that number of shares of our Class A Common Stock as determined by dividing $250,000 (pro-rated for complete months of service in the case of an

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initial restricted stock unit award for a newly-appointed director) by the average closing price of our Class A Common Stock for the 30 trading days ending on (and including) the trading day immediately preceding the grant date, rounded down to the nearest whole share. Both initial and ongoing restricted stock unit awards vest in full on the day preceding the date of the next Annual Meeting of Stockholders following the grant date of the award (or if earlier, the first anniversary of the award’s grant date), subject to continued service on our Board. All shares covered by initial or ongoing restricted stock unit awards will become fully vested immediately prior to a change in control of Dolby, so long as the director is then on our Board.

Director Compensation Review

The Nominating and Governance Committee reviews our non-employee director compensation on an annual basis, and if appropriate, recommends changes to our Board to further our goal of keeping non-employee director compensation attractive and competitive. For fiscal 2025, the Nominating and Governance Committee engaged Compensia, Inc. (“Compensia”), the Compensation Committee’s independent executive compensation consulting firm, for purposes of conducting a non-employee director compensation review. The Nominating and Governance Committee directed Compensia to evaluate our director compensation relative to director compensation at companies included in our compensation peer group that we used as a market check for our fiscal 2025 executive officer compensation, in light of our goal of attracting and retaining highly-qualified non-employee directors and director candidates. Following such review, Compensia concluded that our non-employee director compensation program remained aligned with peer practice, and the Nominating and Governance Committee concluded that no changes to director compensation were advisable for fiscal 2025.

In addition to assisting the Nominating and Governance Committee on its non-employee director compensation review, Compensia has advised the Compensation Committee on executive officer and equity compensation. The Compensation Committee took into account the provision of these services and the compensation to Compensia for such services in determining that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has not raised any conflict of interest, as described in “Compensation Discussion and Analysis—Roles of the Compensation Committee, Management and Compensation Consultant—Role of Compensation Consultant.”

Other Arrangements

We reimburse our non-employee directors for reasonable travel, lodging, and related expenses in connection with attendance at our Board and committee meetings and company-related activities. In addition, consistent with our Corporate Governance Guidelines, we encourage and support the activities of our directors in attending corporate governance and other professional development, continuing education and training programs designed for board members of publicly-held companies, and we reimburse our directors for reasonable expenses incurred in connection with these activities. Further, eligible non-employee directors may elect to participate in our company-wide healthcare program (which is a program generally applicable to all employees and that does not discriminate in scope, terms or operation, in favor of executive officers or directors), provided that they pay the premiums associated with their (and their eligible dependents’) healthcare coverage. Lastly, non-employee directors are allowed to use our screening rooms for personal purposes up to four times per year, subject to availability and the payment by the non-employee director of any incremental expenses associated with such use.

Non-Employee Director Stock Ownership Guidelines

Our Board has approved stock ownership guidelines for our non-employee directors based on our belief that stock ownership further aligns the interests of our non-employee directors with those of our stockholders. These guidelines provide that each non-employee director is expected to accumulate and hold an amount of qualifying Dolby equity securities equal to the value of five times his or her annual retainer for service on our Board (subject to a “floor” to account for potential significant decreases in stock price, consisting of a fixed number of shares having a value equal to five times the annual Board retainer on September 22, 2015, representing the date of the most recent amendment of the stock ownership guidelines; or in the case of directors who joined our Board after such date, a value equal to five times the annual Board retainer in effect when he or she joined the Board). Compliance is measured as of the last day of each fiscal year. For purposes of our non-employee director stock ownership guidelines, a director’s “annual retainer” excludes any

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retainer for serving as a member or chair of any Board committees, or for serving as the Chair of the Board. New directors have a compliance period of five years from the date they first become a non-employee director to achieve the requisite level of ownership.

As of the end of fiscal 2025, all of our non-employee directors were in compliance with our non-employee director stock ownership guidelines.

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Corporate Governance Matters

Board Meetings and Committees

Our Board held five meetings in fiscal 2025. Each of our directors attended at least 75% of the aggregate number of meetings held by our Board and the committees on which he or she served during fiscal 2025.

The standing committees of our Board consist of an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Stock Plan Committee, each of which has the composition and responsibilities described below. Our Board has also convened an ad hoc Technology Strategy Committee, which has the composition and responsibilities described below. Our Board may in the future convene additional ad hoc committees of our Board as it deems necessary or advisable.

Each of the committees of our Board described below acts pursuant to a written charter approved by our Board, each of which is available on the Governance Overview page of the Investor Relations section of our website at https://investor.dolby.com/governance/Governance-Overview/default.aspx.

The non-employee members of our Board regularly meet in executive session without management present. In addition, the independent members of our Board also meet regularly in executive session. Peter Gotcher, the independent Chair of our Board, serves as the Presiding Director of these executive sessions.

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Emily Rollins CHAIR

The current members of the Audit Committee are Tony Prophet, Emily Rollins, and Simon Segars, each of whom is a non-employee member of our Board. No other members of our Board served on the Audit Committee during fiscal 2025. Ms. Rollins is the chair of the Audit Committee. The Audit Committee held eight meetings in fiscal 2025. Our Board has determined that each member of the Audit Committee meets the requirements for independence under the current requirements of the New York Stock Exchange (the “NYSE”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). In addition, our Board also has determined that each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the NYSE and SEC, and that Ms. Rollins and Mr. Segars each is an “audit committee financial expert” as defined in SEC rules.

The Audit Committee has established a telephone and internet whistleblower hotline for the anonymous submission of suspected violations, including accounting, internal controls or auditing matters, harassment, fraud, and policy violations.

The Audit Committee is responsible for, among other things:

•

Monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•

Selecting and hiring our independent auditors, and approving the audit and permissible non-audit services to be performed by them;

•

Evaluating the qualifications, performance and independence of our independent auditors;

•

Overseeing the performance of the internal audit function, reviewing and approving the internal audit function’s annual plan, and reviewing internal audit reports and management’s responses on internal audit findings;

•

Reviewing the adequacy and effectiveness of our control policies and procedures;

•

Acting as our Qualified Legal Compliance Committee to review any report made known to the committee by attorneys employed or retained by Dolby or its subsidiaries of a material violation of U.S. federal or state securities or similar laws;

•

Reviewing, approving or ratifying related person transactions;

•

Attending to risk management matters, including cybersecurity risk oversight; and

•

Preparing the Audit Committee report that the SEC requires in this Proxy Statement.

Tony Prophet	Simon Segars
MEETINGS HELD IN 2025 8

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Avadis Tevanian, Jr. CHAIR

The current members of the Compensation Committee are Tony Prophet, Anjali Sud, and Avadis Tevanian, Jr., each of whom is a non-employee member of our Board. No other members of our Board served on the Compensation Committee during fiscal 2025. Dr. Tevanian is the chair of the Compensation Committee. In fiscal 2025, the Compensation Committee held seven meetings. Our Board has determined that each member of the Compensation Committee meets the requirements for independence under current NYSE and SEC rules and regulations.

The Compensation Committee is responsible for, among other things:

•

Reviewing and approving corporate goals and objectives relevant to our CEO’s compensation and evaluating our CEO’s performance in light of those goals and objectives;

•

Reviewing and approving the following elements of compensation for our CEO and other executive officers: annual base salary; annual incentive compensation, including the specific performance goals and amounts; long-term incentive compensation; employment agreements; severance arrangements and change in control provisions; and any other significant benefits, compensation or arrangements that are not available to employees generally;

•

Administering Dolby’s broad-based equity incentive plans, including granting equity awards under such plans;

•

Evaluating and approving compensation plans, policies and programs for our CEO and other executive officers;

•

Reviewing and monitoring matters related to human capital management;

•

Attending to compensation-related risk management matters;

•

Overseeing our policy on the recoupment (“clawback”) of incentive compensation and our executive stock ownership guidelines;

•

Retaining and assessing the independence of any Compensation Committee advisors; and

•

Reviewing the Compensation Discussion and Analysis, and preparing the Compensation Committee report, that the SEC requires in our annual report on Form 10-K or in this Proxy Statement.

Tony Prophet	Anjali Sud
MEETINGS HELD IN 2025 7

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Peter Gotcher CHAIR

The current members of the Nominating and Governance Committee are Peter Gotcher, Simon Segars, and Avadis Tevanian, Jr., each of whom is a non-employee member of our Board. No other members of our Board served on the Nominating and Governance Committee during fiscal 2025. Mr. Gotcher is the chair of the Nominating and Governance Committee. The Nominating and Governance Committee held eight meetings in fiscal 2025. Our Board has determined that each member of the Nominating and Governance Committee meets the requirements for independence under current NYSE and SEC rules and regulations.

The Nominating and Governance Committee is responsible for, among other things:

•

Assisting our Board in identifying and recommending director nominees;

•

Developing and recommending corporate governance principles;

•

Overseeing the evaluation of our Board, Board committees and individual directors;

•

Recommending Board committee assignments;

•

Making an annual report to our Board on succession planning for the position of CEO;

•

Reviewing and monitoring environmental, social and governance matters of significance to us;

•

Attending to Board- and corporate governance-related risk management matters; and

•

Reviewing and making recommendations to our Board regarding director compensation.

Simon Segars	Avadis Tevanian, Jr.
MEETINGS HELD IN 2025 8

Kevin Yeaman	Avadis Tevanian, Jr.	The current members of the Stock Plan Committee are Avadis Tevanian, Jr. and Kevin Yeaman. No other members of our Board served on the Stock Plan Committee during fiscal 2025. In fiscal 2025, the Stock Plan Committee held one meeting and granted equity awards by unanimous written consent on 12 occasions. The Stock Plan Committee has the authority to grant stock options, stock appreciation rights and restricted stock unit awards to newly hired employees and consultants who will not be executive officers or directors of Dolby on the date of grant, and to make performance, promotion or retention grants of equity awards to employees and consultants who are not executive officers or directors of Dolby on the date of grant. Equity awards granted by the Stock Plan Committee are subject to the terms and conditions of the Equity-Based Award Grant and Vesting Policy described in the Compensation Discussion and Analysis below.

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Simon Segars CHAIR		The current members of the Technology Strategy Committee are David Dolby, Simon Segars, and Avadis Tevanian, Jr. No other members of our Board served on the Technology Strategy Committee during fiscal 2025. Mr. Segars is the chair of the Technology Strategy Committee. The Technology Strategy Committee held two meetings during fiscal 2025. The Technology Strategy Committee is responsible for reviewing and advising the Board and management concerning the opportunities and issues associated with Dolby’s technology strategies and with Dolby’s intellectual property.
David Dolby	Avadis Tevanian, Jr.

Board’s Role in Risk Oversight

Our Board is responsible for overseeing Dolby’s risk management structure. Management is responsible for establishing our business and operational strategies, identifying and assessing the related risks and implementing appropriate risk management practices on a day-to-day basis. Our Board reviews our business and operational strategies and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the company. Our Board meets with management at least quarterly to review, advise, and direct management with respect to strategic business risks, operational risks, legal risks and risks related to Dolby’s acquisition strategies, among others. In fiscal 2025, this also included review of risks relating to ongoing macroeconomic conditions and related uncertainty and geopolitical instability. Our Board also delegates oversight to Board committees to oversee selected elements of risk.

The Audit Committee oversees financial risk exposures, including monitoring our financial condition and investments, the integrity of our financial statements, accounting matters, internal control over financial reporting, the independence of Dolby’s independent registered public accounting firm, KPMG, plans regarding business continuity and cybersecurity, and guidelines and policies with respect to risk assessment and risk management. The Audit Committee receives periodic updates on internal controls and related assessments from Dolby’s finance department and an annual attestation report on internal control over financial reporting from KPMG. The Audit Committee oversees Dolby’s annual enterprise business risk assessment, which is conducted by our Internal Audit Department. The annual enterprise business risk assessment reviews the primary risks facing the company and Dolby’s associated risk mitigation measures. In addition, the Audit Committee discusses other risk assessment and risk management policies of the company periodically with management.

The Compensation Committee oversees the design of executive compensation structures that create incentives that encourage behaviors and decisions consistent with our business strategy, including a review of an annual risk assessment with respect to our compensation programs and policies generally.

The Nominating and Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership, structure and compensation, succession planning for our directors and executive officers and corporate governance policies.

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Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board does not have a policy regarding the separation of the offices of the Chair of the Board and CEO and that our Board is free to choose the Chair of the Board in any way that it deems best for the company at any given point in time. Our Board believes that these issues should be considered as part of our Board’s broader governance responsibilities.

Our Board has determined that having two different individuals serve in the roles of Chair of the Board and CEO is in the best interest of the company’s stockholders at this time. Mr. Yeaman currently serves as our CEO and Mr. Gotcher currently serves as the independent Chair of our Board. The CEO is responsible for the strategic direction, day-to-day leadership, and performance of the company, while the Chair of the Board provides overall leadership to our Board. The Chair of the Board also works with the CEO and General Counsel to prepare Board meeting agendas and chairs meetings of our Board. This leadership structure allows the CEO to focus on his operational responsibilities, while keeping a measure of independence between the oversight function of our Board and those operating decisions. Our Board believes that this leadership structure provides an appropriate allocation of roles and responsibilities at this time.

Board Independence

Our Board has determined that Mses. Rollins and Sud, and Messrs. Gotcher, Prophet, Segars, and Dr. Tevanian do not have any material relationship with Dolby and are independent within the meaning of the standards established by the NYSE. In making this determination, our Board considered all relevant facts and circumstances known to us, including each director’s commercial, accounting, legal, banking, consulting, charitable and familial relationships.

Succession Planning

As reflected in our Corporate Governance Guidelines, a key responsibility of our Board is to work with the Nominating and Governance Committee on succession planning for our CEO. As part of this process, our Board works with the Nominating and Governance Committee to identify potential successors to our CEO and the committee makes an annual report to our Board. Our Board also has adopted an emergency succession plan in the event of the death, disability, incapacity or unanticipated departure or leave of our CEO.

Policy for Director Recommendations

It is the policy of the Nominating and Governance Committee to consider recommendations for candidates to our Board from stockholders holding at least 250,000 shares of our Common Stock continuously for at least 12 months prior to the date of the submission of the recommendation.

A stockholder that wishes to recommend a candidate for election to our Board should send the recommendation by letter to Dolby Laboratories, Inc., 1275 Market Street, San Francisco, California 94103, Attn: General Counsel. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Dolby, and evidence of the recommending stockholder’s ownership of Dolby Common Stock consistent with the ownership requirements set forth above. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, addressing issues of character, integrity, judgment, independence, areas of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, personal references, diversity characteristics, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board.

For a recommendation to be considered by our Board, the recommending stockholder must promptly provide such other information as may reasonably be requested by the company or our Board to determine the eligibility of such recommended candidate to serve as an independent director of the company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, or the qualifications of such recommended candidate, including but not limited to the information required to be provided in connection with a stockholder nomination of a director candidate set forth in Section 2.14 of our Bylaws.

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The committee will use the following procedures to identify and evaluate any individual recommended or offered for nomination to our Board:

•	The committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources;

•

In its evaluation of director candidates, including the members of our Board eligible for re-election, the committee will consider the following: (i) the current size and composition of our Board and the needs of our Board, and the respective committees of our Board; (ii) without assigning any particular weighting or priority to any of these factors, such factors as character, integrity, judgment, independence, areas of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and diversity (including with respect to experience, perspective, professional background, education, and geography), as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board; and (iii) other factors that the committee may consider appropriate;

•

The committee requires the following minimum qualifications, which are the desired qualifications and characteristics for Board membership, to be satisfied by any nominee for a position on our Board: (i) the highest personal and professional ethics and integrity; (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; (iii) skills that are complementary to those of the existing Board; (iv) the ability to assist and support management and make significant contributions to Dolby’s success; and (v) an understanding of the fiduciary responsibilities that are required of a member of our Board and the commitment of time and energy necessary to diligently carry out those responsibilities;

•

If the committee determines that an additional or replacement director is required, the committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, our Board or management; and

•	The committee may propose to our Board a candidate recommended or offered for nomination by a stockholder as a nominee for election to our Board.

We do not maintain a separate policy regarding the diversity of our Board, but during the director nomination process, as described above, the Nominating and Governance Committee considers certain diversity characteristics and attributes in the evaluation of director candidates.

For stockholders who wish to nominate a candidate for election to our Board (as opposed to only recommending a candidate for consideration by the Nominating and Governance Committee as described above), see the procedures discussed in “Additional Meeting Matters” below.

Policies and Procedures for Communications to Non-Employee or Independent Directors

In cases where stockholders or interested parties wish to communicate directly with our non-employee or independent directors, messages may be sent to our General Counsel, at generalcounsel@dolby.com, or to Dolby Laboratories, Inc., 1275 Market Street, San Francisco, California 94103, Attn: General Counsel. The office of our General Counsel monitors these communications and our General Counsel will provide a summary of all received messages to our Board at each regularly scheduled meeting of our Board, or if appropriate, solely to the non-employee or independent directors at each regularly scheduled executive session of non-employee or independent directors. Where the nature of a communication warrants, our General Counsel may obtain the more immediate attention of the appropriate committee of our Board, of non-employee or independent directors, of independent advisors or of Dolby management, as our General Counsel considers appropriate. Our General Counsel may decide in the exercise of his judgment whether a response to any stockholder or interested party communication is necessary.

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Attendance at Annual Meeting of Stockholders

We encourage our directors to attend our Annual Meetings of Stockholders, and all of the members of our Board attended the 2025 Annual Meeting.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which is applicable to all of our directors and our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code of Business Conduct and Ethics is available on the Governance Overview page of the Investor Relations section of our website at https://investor.dolby.com/governance/Governance-Overview/default.aspx. We will post any amendments or waivers to the Code of Business Conduct and Ethics that are required to be disclosed by the rules of the SEC or NYSE on this website.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that contain the general framework for the governance of the company. Among other things, our Corporate Governance Guidelines address:

•	The role of our Board;

•	The size and composition of our Board and its committees;

•	New director orientation and continuing education;

•	Board and committee authority to retain independent advisors;

•	Board meetings and process;

•	Board self-evaluation;

•	Evaluation of our CEO and succession planning;

•	Corporate business principles and policies applicable to our Board; and

•	Communications by Board members with outside constituencies.

The Nominating and Governance Committee will periodically review the guidelines and report any recommended changes to our Board. The Corporate Governance Guidelines are available on the Governance Overview page of the Investor Relations section of our website at https://investor.dolby.com/governance/Governance-Overview/default.aspx.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Tony Prophet, Anjali Sud, and Avadis Tevanian, Jr. None of the members of our Compensation Committee during the last fiscal year is or has been an officer or employee of our company or had any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933. None of our executive officers has served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Rule 10b5-1 Trading Plans

Certain of our directors and executive officers have adopted, and in the future may adopt, written trading plans that meet the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”). Rule 10b5-1 allows persons who may be considered insiders of an issuer to adopt pre-arranged written plans for trading specified amounts of stock. Rule 10b5-1 trading plans establish predetermined trading parameters that, among other things, do not permit the person adopting the trading plan to exercise subsequent influence over how, when or whether to effect trades. Once a Rule 10b5-1 trading plan has been properly adopted, trades may be executed pursuant to the terms of the trading plan at

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times when the person would otherwise be restricted from trading (e.g., during a closed trading window). Rule 10b5-1 trading plans are designed to allow individuals to purchase or sell shares in an orderly fashion for asset diversification, liquidity, tax planning and other purposes when they might otherwise be restricted from doing so due to material, non-public information that they might possess at the time of the purchase or sale.

We maintain policies and procedures governing the use of Rule 10b5-1 trading plans relating to Dolby securities. Under our Board-approved Rule 10b5-1 Trading Plan Policy (our “Rule 10b5-1 Plan Policy”), directors and executive officers may enter into a new Rule 10b5-1 trading plan or amend an existing trading plan only during an open trading window and only if they are not in possession of any material non-public information concerning Dolby at the time. In addition, trades pursuant to a new or amended Rule 10b5-1 trading plan are subject to a “cooling off” period and may not be made until the later of (i) 91 days after the adoption or amendment of such trading plan, or (ii) three business days following the disclosure of our financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which such trading plan was adopted or amended; provided, that trading under such trading plan may begin 121 days after adoption or amendment of such trading plan. Each Rule 10b5-1 trading plan generally must remain in effect for at least one year following its adoption and must automatically terminate within two years from the adoption date. Our Rule 10b5-1 Plan Policy does not generally restrict directors or executive officers from making trades outside of Rule 10b5-1 trading plans, provided that any such trades do not consist of the sale or transfer of Dolby securities that may potentially transact under any such trading plan, and any such trades may only occur during open trading windows and are otherwise subject to our insider trading policy requirements, including any applicable pre-clearance requirements.

The adoption, amendment, and termination of Rule 10b5-1 trading plans and non-Rule 10b5-1 trading arrangements by our directors and executive officers, as well as purchase and sale transactions under Rule 10b5-1 trading plans and non-Rule 10b5-1 trading arrangements by our directors and executive officers, will be disclosed publicly through filings with the SEC to the extent required.

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Certain Relationships and Related Transactions

Review, Approval or Ratification of Related Person Transactions

Our Board has adopted a written Related Person Transactions Policy. Pursuant to this policy, any related person transaction proposed or entered into by Dolby must be reported to Dolby’s General Counsel and reviewed, approved or ratified by the Audit Committee in accordance with the terms of the policy. A “related person transaction” is a transaction between Dolby and a related person in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a “related person” is any person who is or was an executive officer, director or nominee for director at any time since the beginning of the last fiscal year and such person’s immediate family members, or a greater than 5% beneficial owner of any class of our voting securities at the time of the occurrence or existence of the transaction and such owner’s immediate family members.

In the course of its review and approval or ratification of a related person transaction, the Audit Committee considers:

•	The approximate dollar value of the amount involved in the transaction;

•	The related person’s interest in the transaction and the approximate dollar value of such interest without regard to any profit or loss;

•	Whether the transaction was undertaken in the ordinary course of business of the company;

•	Whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to Dolby than terms that could have been reached with an unrelated third party;

•	The purpose of, and the potential benefits to Dolby of, the transaction; and

•	Any other information regarding the transaction or the related person in the context of the transaction that would be material to investors in light of the circumstances of the particular transaction.

In addition, the use of certain theatres of the company by the immediate family members of Ray Dolby, to the extent that it may constitute a related person transaction, is deemed to be pre-approved under the terms of the policy.

Since September 28, 2024, we have not been a party to any related person transactions, other than the transactions described below.

Real Estate Transactions

MASTER LEASE FOR 100 POTRERO AVENUE PREMISES

Since 1980, we leased approximately 70,000 square feet of office space located at 100 Potrero Avenue, San Francisco, California from several Dolby family entities pursuant to a master lease (the “Master Lease”). The Master Lease expired on October 31, 2024. We were generally responsible for operating expenses, taxes, and the condition, operation, repair, maintenance, security and management of the premises. We also agreed to indemnify and hold the Dolby family entities, as landlord, harmless from and against certain liabilities, damages, claims, costs, penalties and expenses arising from our conduct related to the premises.

OUR CEASED OCCUPATION OF 100 POTRERO AVENUE PREMISES

As previously disclosed, in fiscal 2019, we ceased occupying the 100 Potrero premises and executed a sublease with an unrelated third-party tenant for our remaining lease term, which expired on October 31, 2024, at a rental rate that was higher than what we were paying to the Dolby family entity under our Master Lease. Under the sublease, the subtenant was generally required to reimburse us for our costs related to operating expenses, taxes, and the condition, operation, repair, maintenance, security, and management of the subleased premises and to indemnify and hold us harmless with respect to the subleased premises in substantially the same manner as provided in the Master Lease and described above.

Our rent expense under the 100 Potrero Master Lease was $284,045 in fiscal 2025.

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DOLBY FAMILY SUB-LEASE OF 100 POTRERO AVENUE PREMISES

Under the terms of the Master Lease, a Dolby family entity acting as landlord or a member of the Dolby family, as assignee, retained the right to sublease office space at 100 Potrero with prior notice to us, at a rental rate equal to the then-current base rent per square foot paid by us plus $14 per square foot per year (reflecting estimated costs payable by us for the operation and maintenance of the premises, subject to an annual increase of 1.5% per year during each year of the sublease term), which we refer to as the rent and related expenses below. In fiscal 2021, a member of the Dolby family, as assignee, exercised its right to sublease this space, comprising approximately 1,617 rentable square feet. The amount of rent and related expenses paid to us for this space by the member of the Dolby family in fiscal 2025 was $8,201.

JOINTLY-OWNED REAL ESTATE ENTITIES

As of the end of fiscal 2025, the Dagmar Dolby Trust and Dolby Wootton Bassett, LLC (“DWB”), of which the Dagmar Dolby Trust is the sole member, each own a majority financial interest in real estate entities that owned and leased commercial real property in fiscal 2025. We own the remaining financial interests in these real estate entities. The following table sets forth, as of the end of fiscal 2025, for each of these real estate entities, the entity that owns the majority financial interest in the real estate entity, the percentage interest owned, and the location of the property.

Real Estate Entity	Majority Owner	Majority Ownership Interest	Location of Property

Dolby Properties Burbank, LLC	Dagmar Dolby Trust	51%	Burbank, California

Dolby Properties, LP	DWB	90%	Wootton Bassett, England

We lease our 3601 W. Alameda Avenue, Burbank, California offices from Dolby Properties Burbank, LLC. The expense recorded for rents payable to Dolby Properties Burbank was $554,799 in fiscal 2025, 51% and 49% of which inured to the benefit of the Dolby family and us, respectively, in accordance with our respective interests in Dolby Properties Burbank. In January 2025, we, in our capacity as lessee, executed an amendment with Dolby Properties Burbank to extend the lease from its original expiration date of October 31, 2025, to October 31, 2030, with one five-year renewal option. We also received a $659,230 allowance for general improvements and an additional $160,000 allowance for certain improvements to the extent required by applicable building codes. The estimated rent expense over the remaining life of the lease is approximately $7.1 million as of September 26, 2025, assuming the exercise of our five-year renewal option under the lease, 51% and 49% of which will inure to the benefit of the Dolby family and us respectively, in accordance with our respective interests in Doly Properties Burbank.

In fiscal 2025, an unrelated third party leased approximately 24,600 square feet of office space owned by Dolby Properties, LP in Wootton Bassett, England, pursuant to a lease that expired in July 2025. The tenant subsequently renewed this lease arrangement through July 2031 and increased the amount of space leased by an additional approximately 8,800 square feet for a total of approximately 33,400 square feet, to encompass the entire building. Pursuant to the lease documentation, the aggregate amount of rent payable to Dolby Properties in fiscal 2025 was £317,972, which amount inured to Dolby and the Dolby family in accordance with their respective ownership interests in Dolby Properties (10% and 90%, respectively). The amount of rent payable by the tenant over the remaining life of the lease is approximately £2.8 million in the aggregate as of September 26, 2025, which will also inure 10% to the benefit of Dolby and 90% to the benefit of the Dolby family (this assumes a rental rate equal to the current rate; the rental rate may change as the lease is subject to an open rent market review in July 2028).

When we negotiate new terms for any lease agreement with the Dolby family or any of the jointly-owned real estate entities, we engage real estate brokers to represent Dolby’s interests, which includes providing fair market rent and lease terms based on a summary of comparable properties (if any) located in the area of the subject property. The brokers are instructed that the transaction is intended to be completed on an arm’s-length basis. We believe that all such leases were entered into on a reasonable fair market basis.

Academy Museum Donations

In June 2014, we agreed to donate cinema products and related services to the Museum of the Academy of Motion Picture Arts and Sciences (the “Academy Museum”) having a retail value of approximately $7 million, in exchange for promotional

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benefits over a 15 year period, including our exclusive appointment as the audio/video sponsor of the Academy Museum theaters, public recognition of our donation, access to Academy Museum space for events, invitations to certain events, board membership at the Academy Foundation, Academy Museum membership rights, and other benefits. Contemporaneously, the Dolby family agreed to donate $5 million in cash and/or marketable securities to the Academy Museum over time based on achievement of certain key project milestones, in exchange for certain naming rights, public recognition of the Dolby family’s donation, an installation at the Academy Museum dedicated to portraying Ray Dolby’s story, invitations to certain events, board membership at the Academy Foundation, Academy Museum membership rights, and other benefits. In May 2024, the Dolby family agreed to extend continued support of the Academy Foundation and the Academy Museum through an additional $1.5 million donation in cash and/or marketable securities in exchange for invitations to certain events and other benefits.

Smithsonian Institution Donations

In September 2018, we agreed to make an in-kind donation to the Smithsonian Institution (the “Smithsonian”), for use in the National Museum of American History (the “Museum”), of certain audio/visual equipment and related services together having a retail value of up to approximately $2 million, including equipment for and refurbishment of an exhibition theatre in the Museum. In exchange for the donation, we are entitled to promotional benefits for a certain period of time, including our exclusive audio/video sponsorship of the Smithsonian, public recognition of our donation, access to the Museum space for events, and invitations to certain events. Contemporaneously, a charitable entity associated with the Dolby family agreed to donate $5 million in cash and/or marketable securities to the Smithsonian over time based on achievement of certain milestones, in exchange for certain benefits, including naming rights and public recognition of the Dolby family’s donation.

BAFTA Donations

In January 2020, we agreed to make an in-kind donation to the British Academy of Film and Television Arts (the “BAFTA”), for use in the redevelopment of the Princess Anne Theater at 195 Piccadilly in London (the “Theater”), of certain audio/visual equipment and related services together having a retail value of up to $930,000, including equipment and services following the Theater’s redevelopment. In exchange for this donation, we are entitled to receive certain benefits from BAFTA, including branding rights, exclusive audio/video sponsorship of the Theater, private use of the Theater under certain circumstances, and event tickets. Contemporaneously, the Dolby family agreed to make a donation to a BAFTA-affiliated organization of cash and/or marketable securities in the amount of $3.5 million, payable in installments based on the achievement of certain milestones, in exchange for certain benefits, including certain naming rights and event tickets.

Other Arrangements with the Dolby Family

In the past, we have allowed members of the Dolby family to use our office facilities for their personal purposes on a limited basis, and we expect this use to continue in the future. For example, members of the Dolby family are allowed to use our conference and screening rooms for personal purposes up to ten times per year. Our Board has pre-approved these arrangements.

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Executive Officers

Our executive officers serve at the discretion of our Board. The names of our executive officers and their ages, titles, and biographies as of December 5, 2025, the record date for the Annual Meeting, are set forth below:

Executive Officers	Age	Position(s)

Kevin Yeaman	59	President and Chief Executive Officer

Robert Park	55	Senior Vice President and Chief Financial Officer

Andy Sherman	58	Executive Vice President, General Counsel and Corporate Secretary

John Couling	50	Senior Vice President, Entertainment

Todd Pendleton	53	Senior Vice President and Chief Marketing Officer

Shriram Revankar	63	Senior Vice President, Advanced Technology Group

For Mr. Yeaman’s biography, please see the section titled “Proposal 1—Election of Directors—Information Regarding the Director Nominees and our Director Emeritus.”

Robert Park joined us as Senior Vice President and Chief Financial Officer in October 2021. Mr. Park leads the global finance organization and is responsible for all finance functions and investor relations. Mr. Park has over 30 years of financial and strategic business experience. Prior to joining us, from April 2016 to October 2021, Mr. Park served as the Chief Financial Officer of BlueJeans, a cloud-based enterprise video conferencing and communications company. Prior to BlueJeans, Mr. Park held a variety of positions of increasing responsibility at multiple public and private companies. Mr. Park began his finance career with Ernst & Young LLP, an accounting firm, serving numerous clients across various industries. Mr. Park holds a B.S. degree in Business Administration with a concentration in accounting from California Polytechnic State University, San Luis Obispo.

Andy Sherman joined us as Executive Vice President, General Counsel and Corporate Secretary in January 2011. Mr. Sherman oversees Dolby’s patent and IP licensing businesses, government relations, and Dolby’s worldwide legal affairs, including all corporate, regulatory, IP, litigation, and licensing activities. Mr. Sherman also serves as the chair of the board of directors of Via Licensing Alliance, a leading global provider of multilateral patent licensing solutions. Prior to joining us, from June 2008 to January 2011, Mr. Sherman served as Senior Vice President and General Counsel at CBS Interactive, an online content network, where he led the legal group advising CBS’s online entertainment, mobile, technology, sports, news, games, lifestyle, and international business units. Mr. Sherman joined CBS Interactive following CBS’s acquisition of CNET Networks, an online content network, where from June 2007 to June 2008 he was Senior Vice President, General Counsel and Secretary. Before CNET, Mr. Sherman served as Vice President, Legal at Sybase, an enterprise software and services company, from November 2006 to May 2007, following Sybase’s acquisition of Mobile 365, where he was Vice President, General Counsel and Secretary. Prior to joining Mobile 365, he held senior legal positions with global responsibility at a variety of public technology companies including PeopleSoft and Epiphany. Earlier in his career, Mr. Sherman worked in private practice with Gray Cary Ware & Freidenrich (now DLA Piper), focusing on the representation of emerging technology companies. Mr. Sherman holds a J.D. from the University of the Pacific, as well as a B.S. degree from the University of Southern California.

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John Couling joined us in 1997 and has held multiple leadership roles at the company, including most recently as Senior Vice President, Entertainment since October 2021 and previously as Senior Vice President, Commercial Partnerships from October 2016 through October 2021. In his current role, Mr. Couling oversees Dolby’s businesses, products, and customer and partner relationships across the entertainment industry, leading development, sales, delivery, and integration of Dolby technologies and solutions into partners’ services and products. Mr. Couling also oversees Dolby’s cinema business. He holds a B.S. degree in astrophysics from the University of Bristol.

Todd Pendleton joined us in July 2018 as Senior Vice President and Chief Marketing Officer. He leads Dolby’s marketing efforts and is responsible for promoting the brand globally to consumers and through its partners. Prior to Dolby, Mr. Pendleton led his own marketing creative agency, Defi 9, working with start-ups and entertainment personalities. Prior to leading his own business, Mr. Pendleton served as Chief Marketing Officer of Samsung Telecommunications America from June 2011 to April 2015, where he, among other things, led the launch of the Samsung Galaxy mobile franchise. Prior to Samsung Telecommunications America, Mr. Pendleton was with Nike for over 15 years, where he held country, regional, and global leadership roles working across North America, Europe, and Asia. Mr. Pendleton earned his B.A. degree in Political Science and International Business from Northeastern University in Boston, Massachusetts.

Shriram Revankar joined us as Senior Vice President, Advanced Technology Group in May 2022. Dr. Revankar oversees teams creating and delivering innovations that transform immersive entertainment experiences, including the office of the Chief Technology Officer, image and sound research and development, prototyping, and technical operations. He previously served in various positions at Adobe from 2009 through 2022, most recently as Vice President and Fellow at Adobe Research, where he focused on delivering high impact technologies to Adobe’s Digital Experience and Document Cloud businesses. Prior to joining Adobe, Dr. Revankar was a Xerox Fellow and the head of Smart Systems Lab and also the Chief Architect of the Production Solutions business at Xerox Corporation. He has a masters and Ph.D. in computer science from State University of New York at Buffalo.

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Compensation Discussion and Analysis

The Compensation Discussion and Analysis (“CD&A”) below is intended to:

•	Explain our fiscal 2025 executive compensation program and philosophy to assist you in evaluating the compensation of our Named Executive Officers; and

•	Review how the Compensation Committee of our Board of Directors (for purposes of this CD&A, the “Committee”) made its executive compensation decisions for fiscal 2025.

Named Executive Officers

Our Named Executive Officers are the individuals whose compensation is set forth in the Summary Compensation Table and accompanying tables. For fiscal 2025, our Named Executive Officers (“NEOs”) were:

Kevin Yeaman President and Chief Executive Officer	Robert Park Senior Vice President and Chief Financial Officer	Andy Sherman Executive Vice President, General Counsel, and Corporate Secretary	John Couling Senior Vice President, Entertainment	Shriram Revankar Senior Vice President, Advanced Technology Group

Business Overview and Fiscal 2025 Financial Highlights	36

Fiscal 2025 Executive Compensation Highlights	37

Consideration of Advisory Vote to Approve Named Executive Officer Compensation; Stockholder Engagement	38

Reinforcing our Business Strategy through an Emphasis on Incentive Compensation	38

Roles of the Compensation Committee, Management and Compensation Consultant	39

Use of Market Data for Competitive Positioning	41

Overview of Executive Compensation Program	42

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Business Overview and Fiscal 2025 Financial Highlights

A business overview and our key financial highlights for fiscal 2025 are described below. For information about our business strategy and our business highlights for fiscal 2025, please see the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Annual Report on Form 10-K.

Note Regarding Forward-Looking Statements

This CD&A includes forward-looking statements concerning our current expectations and business opportunities. These forward-looking statements are based on management’s current assumptions and expectations, and actual results could differ materially. Risk factors that could cause actual results to differ are set forth in the “Risk Factors” section of our 2025 Annual Report on Form 10-K.

Business Overview

Founded in 1965, we are in the business of improving entertainment experiences by inventing and innovating technologies that advance audio and video capture, transmission, and playback. We enable highly compelling experiences in movies and TV shows, music, sports and more by meeting the needs of content creators, distributors, and consumer electronics manufacturers. We have been at the forefront of multiple audio and video revolutions over the last sixty years including the transitions from mono to stereo then surround, analog to digital, and terrestrial broadcasting to streaming. Our strength and durability stem from our ability to combine our expertise in signal processing with our close relationships with artists and other industry experts to continually bring to the creative community technology that allows them to express themselves in new and compelling ways.

Dolby is synonymous with high-quality entertainment from a consumer perspective and has become critical to makers of consumer electronic devices as our technology is an important component in the creation and delivery of audio and video content. While some of our technology represents relatively elemental functions like audio signal compression that enable playback, we also offer technology that is innovating in emerging categories including spatial audio and high contrast video. We derive the majority of our revenue from licensing audio and video technology to electronics manufacturers, and a lesser portion of our revenue by offering premium audio and video technologies to cinema exhibitors

Key Financial Highlights

Our key financial highlights for fiscal 2025 and a comparison to fiscal 2024 are as follows:

	Fiscal 2025	Fiscal 2024	Percentage Change

Total Revenue	$1.35 billion	$1.27 billion	6.3%

Net Income	$255.0 million	$261.8 million	(2.6%)

Non-GAAP Net Income(1)	$413.5 million	$369.0 million	12.1%

Diluted Earnings Per Share	$2.62	$2.69	(2.6%)

Non-GAAP Diluted Earnings Per Share(1)	$4.24	$3.79	11.9%

Stock Price Per Share (High and Low)	$89.66 / $68.24	$90.06 / $66.35	—

Stock Price Per Share as of Fiscal Year-End	$72.39	$75.61	(4.3%)

(1)	A reconciliation of our non-GAAP to GAAP financial results is set forth in Appendix A to this Proxy Statement.

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Return of Capital to Stockholders

In fiscal 2025, we returned capital to our stockholders in the form of stock repurchases and dividends as indicated below.

In addition, in November 2025, we announced a 9% increase in our dividend, from $0.33 to $0.36 per share.

Fiscal 2025 Executive Compensation Highlights

In fiscal 2025, the Committee took the following actions with respect to the compensation of our NEOs:

•	Base Salary. For calendar 2025, the Committee maintained the base salary for each of our NEOs at the same level as in calendar 2024.

•	Annual Incentive Compensation. With respect to our annual incentive compensation plan for our executive officers, the 2025 Dolby Executive Bonus Plan (the “2025 Executive Bonus Plan”):

•

The Committee approved annual incentive compensation targets for our NEOs under the 2025 Executive Bonus Plan—stated as a percentage of base salary for calendar 2025—at the same levels as in fiscal 2024 (100% for our CEO and 65% for each of our other NEOs).

•

Annual incentive compensation payments for our NEOs under the 2025 Executive Bonus Plan were based on achieving: (i) a gating funding requirement of $337.5 million non-GAAP operating income and a threshold of $1,228.5 million revenue, below which there would be no payments, and (ii) revenue performance against a target of $1,365.0 million, which would result in 100% funding. To the extent revenue was between the threshold amount and a maximum of $1,501.5 million, the plan would be funded between 50% and 150% of target, with linear scaling between performance levels.

•

For purposes of the 2025 Executive Bonus Plan, we achieved non-GAAP operating income of $447.5 million and revenue of $1,349.1 million, resulting in the gating requirement being satisfied and a funding level of 94% of target. A reconciliation of our non-GAAP to GAAP financial results is set forth in Appendix A to this Proxy Statement.

•

The Committee approved annual incentive compensation payments equal to 94% of the annual incentive compensation targets for our NEOs based on the achievement of the performance metrics described above. While the Committee had discretion to consider team and individual performance in determining final payouts, it determined not to make adjustments on that basis for fiscal 2025.

•	Long-Term Incentive Compensation.

•

The Committee approved the grant of long-term incentive compensation for each NEO, as reflected in the Grants of Plan-Based Awards in Fiscal 2025 table in “Executive Compensation Tables and Related Matters.” The Committee allocated this long-term incentive compensation for each NEO among performance stock unit awards (25%), stock options (25%), and restricted stock unit awards (50%), based on target equity values converted to shares using the average closing price of our Class A Common Stock for the 30 trading days ending prior to the grant date (and in the case of stock options, using the then most current estimated Black-Scholes value per share calculated using the same valuation methodology we use for financial reporting purposes).

•

The three-year performance period for the performance stock unit awards granted to our NEOs in fiscal 2022 ended in fiscal 2025, and our annualized TSR relative to the annualized TSR of the S&P Midcap 400 Index (^MID) over the performance period was -9.88%, resulting in the vesting of such awards at 70.37% of target.

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Consideration of Advisory Vote to Approve Named Executive Officer Compensation; Stockholder Engagement

At our 2025 Annual Meeting of Stockholders, we conducted an advisory (non-binding) vote of our stockholders to approve the compensation of our NEOs (a “Say-on-Pay” vote). At that meeting, approximately 99% of the voting power of the shares present and entitled to vote on the proposal voted to approve the compensation of our NEOs.

On an annual basis, members of our senior management contact our largest stockholders in advance of our Annual Meeting of Stockholders to solicit their views on a variety of topics. In fiscal 2025, we contacted our top 24 stockholders, who collectively held approximately 70% of our outstanding shares of Class A Common Stock, to ask if they would be interested in meeting with us to discuss the proxy statement, proxy proposals, and any corporate governance or other matters of interest to them. We had conversations with the stockholders that accepted our invitation to engage and discussed our proxy proposals and a broad range of governance matters, including board and board committee composition and board refreshment, our dual class structure, our executive compensation policies and practices, and our sustainability initiatives. Our CEO does not attend these engagement sessions as his compensation is often discussed in these meetings. These engagement efforts provided us with a valuable understanding of investors’ perspectives and an opportunity to exchange views. Management reports this feedback to the Committee, which then considers it, as well as the results of our most recent Say-on-Pay votes and other factors, in assessing its overall approach to executive compensation. For example, in prior years, as part of the Committee’s ongoing efforts to enhance the effectiveness of our executive compensation program, the Committee added performance-based equity to our long-term incentive compensation program and adopted a policy on the recoupment of incentive compensation (“clawback”) for our executive officers after taking stockholders’ feedback into consideration.

The Committee will continue to carefully consider the results of our Say-on-Pay votes as well as stockholder feedback in overseeing our executive compensation program.

Reinforcing our Business Strategy through an Emphasis on Incentive Compensation

The principal elements of the target total direct compensation opportunity of our executive officers are:

•	long-term incentive compensation in the form of performance stock unit awards, stock options, and restricted stock unit awards;

•	annual incentive compensation consisting of a cash bonus opportunity; and

•	base salary, which is the only portion of the target total direct compensation opportunity of our executive officers that is not at-risk.

These principal elements are further described below.

The Committee allocated over 90% of the target total direct compensation opportunity of our CEO and over 85% of our other NEOs (on average) to incentive compensation in fiscal 2025, the vast majority of which consists of long-term incentive compensation. The graphs below illustrate this emphasis on long-term incentive compensation in the target total direct compensation opportunities of our NEOs. Our long-term incentive compensation is tied to equity vehicles, the value of which is driven by the value of our stock, and approximately 25% of which (by value) is comprised of performance stock unit awards tied to pre-established performance conditions over a three-year performance period. In addition, the realization of this long-term incentive compensation is conditioned upon the satisfaction of multi-year vesting requirements. Because the value our NEOs could realize from their equity awards depends on the performance of our stock price, changes in our stock price will impact the value of their equity awards, and correspondingly, the total compensation realizable by our NEOs. This design is intended to align the interests of our NEOs with those of our stockholders and focus our NEOs on the successful execution of our business strategy.

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*

The long-term incentive compensation percentage is based on the grant date fair value of the underlying equity awards (at target, in the case of performance stock unit awards), computed in accordance with ASC Topic 718, and does not represent the compensation actually realized or currently realizable by our NEOs from such awards.

Roles of the Compensation Committee, Management and Compensation Consultant

Role of the Compensation Committee

The Committee approves and oversees the compensation program for our executive officers, including base salaries and annual and long-term incentive compensation opportunities. In discharging these duties, the Committee independently determines these elements of compensation for our CEO, and, with the input of our CEO, determines these compensation elements for our other executive officers. The Committee makes decisions with respect to our CEO’s compensation without him present and after considering input from our Chair of the Board, the Chair of the Committee and other members of our Board. Committee and other Board members also meet separately with our CEO’s direct reports to gather input on his performance. The Committee considers such input when making decisions with respect to our CEO’s compensation. In addition, the Committee oversees the broad-based equity incentive plans for our employee population and reviews equity grant guidelines for these employees on an annual basis.

The Committee routinely meets throughout the fiscal year in the ordinary discharge of its duties, including to determine the compensation for our executive officers. The Committee also regularly meets in executive session without management present.

Role of Management

Our CEO and members of our People & Places, Legal and Finance Departments (collectively, “Management”) assist and support the Committee. At least annually, Management reviews our executive compensation philosophy with the Committee and, at the Committee’s direction, develops compensation proposals for Committee consideration. The Committee considers and approves any proposed changes with the intent to continue aligning our compensation philosophy and policies with our business objectives and to support our efforts to attract and retain key talent in a highly competitive environment. In this regard, Management assesses a market review and analysis of peer company executive compensation levels and practices prepared by the Committee’s compensation consultant as well as executive compensation data drawn from industry-specific compensation surveys (collectively, the “Market Comparables”). Management then provides the Committee with executive compensation recommendations informed by the Market Comparables, as well as historical base salary and annual incentive compensation payments; fiscal year-end levels of equity ownership; total equity award holdings; unrealized value calculations of vested and unvested equity awards at various stock prices; grant date fair values of equity awards (as computed for financial reporting purposes); and other relevant information.

At least annually, our CEO reviews with the Committee the performance of our other executive officers and recommends to the Committee base salary adjustments, annual incentive compensation targets, and long-term incentive compensation awards for each of these individuals. He also uses these individual performance assessments to make recommendations for adjustments to formulaic annual incentive compensation payouts under the fiscal year’s annual incentive compensation plan. The Committee considers our CEO’s input, but the Committee makes the final determinations regarding the other executive officers’ compensation. The Committee determines our CEO’s compensation as described above under “Role of the Compensation Committee.”

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Role of Compensation Consultant

The Committee engages independent advisors to assist it in carrying out its responsibilities. As in the past, the Committee engaged Compensia to advise it on our fiscal 2025 executive compensation program and design. Following our 2025 Annual Meeting, the Committee changed its independent compensation consultant from Compensia to Frederic W. Cook & Co., Inc. (“FW Cook”) to take a fresh look at our executive compensation program and design as well as planning for fiscal 2026. The Committee made this change following a competitive process that involved a review of proposals submitted by nationally recognized compensation consultants.

Both Compensia and FW Cook, during the time period each firm served as the Committee’s compensation consultant, also advised the Committee on certain matters related to our broad-based equity compensation programs for employees, including our equity utilization, participation, and grant guidelines relative to competitive market practices.

For fiscal 2025, to assist the Committee in ensuring the executive officers’ pay packages were consistent with the company’s compensation philosophy and goals of attracting and retaining key talent in a highly competitive environment, Compensia conducted an assessment of the compensation levels relative to the Market Comparables. The assessment was used to provide a framework for the Committee to establish fiscal 2025 compensation opportunities and included the following elements:

•	Base salary;

•	Target and actual annual incentive compensation;

•	Target and actual total cash compensation (base salary and annual incentive compensation);

•	Long-term incentive compensation (equity awards);

•	Target and actual total direct compensation (base salary, annual incentive compensation, and long-term incentive compensation); and

•	The current and potential value of vested and unvested equity awards.

Accordingly, Compensia performed an analysis of the compensation for each of our executive officers against the compensation of executives with similar positions within the Market Comparables and presented its report to the Committee. In November 2024, the Committee used the analysis in the course of its deliberations and determinations of executive compensation for fiscal 2025.

Representatives from Compensia and FW Cook, during the time period each firm served as the Committee’s compensation consultant, attended Committee meetings and periodically communicated with members of the Committee and Management outside the formal Committee meetings during fiscal 2025.

During fiscal 2025, Compensia and FW Cook also performed services for us at the direction of the Committee relating to equity utilization, incentive plan design practices, and general Committee meeting support during the time period each firm served as the Committee’s compensation consultant. Compensia also provided proxy statement support. In addition, Compensia assisted the Nominating and Governance Committee with its review of the compensation of our non-employee directors for fiscal 2025. Compensia and FW Cook received compensation for these services. Based on an assessment of the factors set forth in the NYSE listing standards and the SEC’s rules and regulations, and taking into account the provision of these services, the Committee does not believe that its relationships with Compensia and FW Cook, and the work of Compensia and FW Cook on behalf of the Committee, have raised any conflict of interest.

40 | 2026 PROXY STATEMENT

Use of Market Data for Competitive Positioning

The Committee does not benchmark compensation of our executive officers against the Market Comparables or pay practices of our compensation peer group. Rather, the Committee uses the Market Comparables and the pay practices of our compensation peer group as a point of reference, among others as outlined below under Committee Considerations, when setting compensation levels for each of our executive officers.

To assist it in analyzing our executive compensation program for fiscal 2025, the Committee directed Compensia to review and recommend potential changes to our compensation peer group and, thereafter, compile and analyze the executive compensation data for the companies in the peer group. Compensia also compiled and analyzed executive compensation data drawn from published industry-specific compensation surveys and prepared a report for the Committee on the competitive positioning of our executive compensation program.

To be considered for inclusion in the peer group, the company must operate in one of several designated industries (consumer electronics, technology IP licensing, entertainment technology, electronic equipment, or software) and have a market capitalization within the range of approximately 0.25 to 4.0 times our mid-calendar year market capitalization based on a 30-day average measured as of June 4, 2024. Once an initial group of companies that met these industry and market capitalization criteria had been identified, with Compensia’s input, the Committee evaluated them using the following additional criteria:

•	Revenue within the range of approximately 0.5 to 4.0 times that of Dolby;

•	Market capitalization as a multiple of revenue within the range of 0.5 to 2.0 times that of Dolby;

•	Market capitalization per employee within the range of 0.5 to 2.0 times that of Dolby;

•	Net income margin greater than 0.5x that of Dolby;

•	Number of employees within the range of approximately 0.5 to 4.0 times that of Dolby; and

•	Cloud-based/cloud-focused business.

In addition, the Committee also considered whether the potential companies were direct competitors for executive talent, either because of their geographic proximity to us, prior recruitment history, or employment of individuals with unique skills or expertise that are comparable to the unique skills or expertise that are either required or desirable in our business.

2026 PROXY STATEMENT | 41

Using these selection criteria, the Committee added Dropbox, Inc., which met the industry and market capitalization thresholds as well as all of the additional criteria described above, to our peer group. The Committee removed ANSYS, Inc. from our peer group due to its pending acquisition at the time the Committee selected our fiscal 2025 peer group, thereby maintaining our compensation peer group at 17 companies for fiscal 2025, as follows:

Fiscal 2024 Peer Group	Fiscal 2025 Peer Group
Akamai Technologies Inc.	Akamai Technologies Inc.
− **ANSYS, Inc.**	Cognex Corporation
Cognex Corporation	CommVault Systems, Inc.
CommVault Systems, Inc.	CoStar Group, Inc.
CoStar Group, Inc.	DocuSign, Inc.
DocuSign, Inc.	+ **Dropbox, Inc.**
F5, Inc.	F5, Inc.
Fair Isaac Corporation	Fair Isaac Corporation
Five9, Inc.	Five9, Inc.
InterDigital, Inc.	InterDigital, Inc.
Paylocity Holding Corporation	Paylocity Holding Corporation
PTC Inc.	PTC Inc.
Qualys, Inc.	Qualys, Inc.
Twilio Inc.	Twilio Inc.
Verisign, Inc.	Verisign, Inc.
Ziff Davis, Inc. (fka J2 Global, Inc.)	Ziff Davis, Inc. (fka J2 Global, Inc.)
Zoom Video Communications, Inc.	Zoom Video Communications, Inc.

− Removals

+ Additions

Relative to our fiscal 2025 peer group, Dolby was positioned below the median in market capitalization and revenue, as of summer 2024.

The Committee has carefully considered its compensation peer group selection methodology and has consistently applied this methodology over time. However, given the unique nature of our business, selection of our peer group requires the Committee to use its judgment, in addition to the objective criteria contained in our peer group selection methodology. The Committee from time to time considers alternative peer group selection methodologies and determined that the peer group selection methodology described above was the most appropriate for us in fiscal 2025.

Overview of Executive Compensation Program

Objectives

The objectives of our executive compensation program are to:

•	Provide a competitive compensation package that enables us to attract, motivate, and retain high-caliber talent;

•	Provide a total compensation package, aligned with the nature and dynamics of our business, which focuses management on achieving our annual and long-term corporate objectives and strategies;

•	Reward both individual and collective contributions to Dolby’s success consistent with our pay-for-performance orientation; and

42 | 2026 PROXY STATEMENT

•	Emphasize long-term value creation and further align the interests of management and stockholders through the use of equity-based awards.

Consistent with these objectives, our pay positioning strategy emphasizes the total direct compensation opportunity provided to our executive officers and places less weight on the discrete positioning of individual compensation elements. In addition, when evaluating total direct compensation, the Committee considers, as a point of reference only, compensation trends reflected by the companies in our compensation peer group (as described above) and companies with which we compete for talent. Individual elements of compensation are designed to create incentives that are consistent with our business needs and strategic objectives.

Executive Compensation Policies

In discharging its responsibilities relating to executive compensation, the Committee, with the assistance of its compensation consultant, monitors trends and developments in compensation policies and practices and seeks to enhance the effectiveness of our executive compensation program on an ongoing basis. As a result, our executive compensation program includes:

•

Pay-for-Performance. An effective pay-for-performance orientation, including an annual cash incentive compensation plan tied to financial performance, as well as the use of long-term incentive compensation that represents the largest portion of each executive officer’s total compensation package, consisting of performance stock unit awards, stock options, and restricted stock unit awards;

•	No Golden Parachute Gross-ups. A practice of not providing “golden parachute” excise tax “gross-ups” for our executive officers;

•

Double-Trigger, not Single-Trigger, Vesting. “Double-trigger” vesting acceleration arrangements in connection with a change in control of Dolby (that is, accelerated vesting that is triggered only upon certain specified terminations of employment following a change in control of Dolby, and not upon a change in control alone) for equity awards granted to our executive officers, which are generally consistent with the arrangements provided to our other employees as described in “—Severance and Change in Control Arrangements—General” below;

•

Limited Perquisites. A practice of providing our executive officers with only limited perquisites or other personal benefits that are both customary in the industry in which we operate and in furtherance of accomplishing our business objectives;

•

Compensation Survey Data. The use of compensation survey data, as well as publicly-available data about the compensation practices of our peers, to inform the design of our executive compensation program;

•	Stock Ownership Guidelines. Stock ownership guidelines for our executive officers that require them to hold a minimum number of qualifying Dolby equity securities;

•

Clawback Policy. A policy on recoupment of incentive compensation (“clawback”) that is applicable to our executive officers and provides for the recoupment of certain cash or equity-based incentive compensation payments or awards made or granted to an executive officer in the event we are required to prepare an Accounting Restatement (as defined in “—Policy on Recoupment of Incentive Compensation (“Clawback”)” below);

•

No Short Selling, Pledging or Hedging. A general prohibition against short sales, pledging of stock, hedging of stock ownership positions and transactions involving derivative securities relating to shares of our Common Stock; and

•

Annual Compensation Risk Assessment. An annual risk assessment with respect to our compensation programs, policies, and practices, including the programs and policies for non-executive officer employees, as described in “Executive Compensation Tables and Related Matters—Compensation Program Risk Assessment.”

Fiscal 2025 Compensation Determinations

Committee Considerations

The Committee considered a variety of factors in determining the compensation for our NEOs for fiscal 2025. These factors included:

•	An evaluation of Dolby’s financial and operational performance, including progress against our business strategy and financial and operational performance;

2026 PROXY STATEMENT | 43

•	An evaluation of Dolby’s share price performance;

•	An evaluation of each NEO’s current scope of responsibility and contribution to Dolby’s success, including a review of his or her achievement of strategic business objectives;

•	An assessment of each NEO’s potential to make future contributions to Dolby, including a review of his or her skills, experience, and past performance;

•	A review of retention considerations, including the current and potential value of unvested equity awards held by each NEO;

•	A review of internal pay equity, including an analysis of how a NEO’s target total direct compensation compares to other executive officers;

•	A review of the Market Comparables;

•	The recommendation of our CEO with respect to his direct reports, including each NEO other than himself; and

•

With respect to our CEO, an assessment of his performance that includes feedback from our Chair of the Board, the Chair of the Compensation Committee, other members of our Board, and our CEO’s direct reports.

Our CEO applied a similar list of factors when formulating compensation recommendations for his direct reports (he did not participate in recommending or setting his own compensation). The Committee members and our CEO may have weighed these factors differently depending on the compensation element.

Base Salary

The Committee makes base salary adjustments, if any, on a calendar year basis (as opposed to a fiscal year).

In November 2024, following its review of our executive compensation program objectives for fiscal 2025, the Committee assessed the base salaries of our NEOs. The Committee determined that salaries were already competitive and consistent with the pay philosophy for our senior executives, and the Committee maintained the calendar 2025 base salary for each of our NEOs at the same level as in calendar 2024.

The annualized base salaries of our NEOs for calendar 2025 and 2024 are set forth below:

NEO	Calendar 2025 Base Salary	Calendar 2024 Base Salary	Change

Kevin Yeaman	$950,000	$950,000	0%

Robert Park	$504,000	$504,000	0%

Andy Sherman	$579,000	$579,000	0%

John Couling	$575,000	$575,000	0%

Shriram Revankar	$546,000	$546,000	0%

Annual Incentive Compensation—2025 Executive Bonus Plan

Our annual incentive compensation plan consists of performance-based compensation, which is paid in cash. Payouts under the plan are contingent on Dolby’s financial performance so that our NEOs are rewarded based on the achievement of financial objectives.

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FISCAL 2025 EXECUTIVE BONUS PLAN—STRUCTURE

The purpose of our 2025 Executive Bonus Plan was to motivate our NEOs to achieve pre-established financial goals and to maintain a high level of team and individual performance. Funding for the 2025 Executive Bonus Plan was determined based on surpassing a gating level of non-GAAP operating income and achievement of a GAAP revenue goal set by the Committee for fiscal 2025. We calculated the potential payouts under the 2025 Executive Bonus Plan for our NEOs using the following formula, the terms of which are described further below:

ANNUAL INCENTIVE COMPENSATION TARGETS

For fiscal 2025, the Committee maintained the NEOs’ annual incentive compensation targets (stated as a percentage of base salary for calendar 2025) at the same levels that were used for our fiscal 2024 annual incentive compensation plan.

NEO	Target Percentage of Calendar 2025 Base Salary	Fiscal 2025 Annual Incentive Compensation Target

Kevin Yeaman	100%	$950,000

Robert Park	65%	$327,600

Andy Sherman	65%	$376,350

John Couling	65%	$373,750

Shriram Revankar	65%	$354,900

A NEO may receive an actual award payout that is larger or smaller than his annual incentive compensation target, or may receive no award payout at all, depending on the extent to which the applicable corporate performance goals were met and subject to any discretionary adjustments based on individual performance or other factors determined by the Committee as described further below.

MULTIPLIER—REVENUE AND NON-GAAP OPERATING INCOME GOALS

In November 2024, the Committee approved a sliding scale corporate financial performance formula for determining payout levels for the 2025 Executive Bonus Plan based on a multiplier keyed to our revenue achievement, and subject to us exceeding a non-GAAP operating income “gate” (below which there would be no funding). The non-GAAP operating income gate and the revenue goals underlying the multiplier were consistent with our fiscal 2025 financial performance objectives and operating plan. In approving these targets for fiscal 2025, the Committee set goals aimed at motivating our NEOs to achieve strong financial, team, and individual performance.

Our 2025 Executive Bonus Plan was based on revenue and profitability measures because the Committee believed that solid performance in these areas reflects successful achievement of our business objectives and would contribute to long-term stockholder value creation. No payouts would be made under the 2025 Executive Bonus Plan unless we achieved both a non-GAAP operating income “gate” and threshold revenue as set forth in the table below, which represented 75% and 90% of the non-GAAP operating income and revenue target objectives under our fiscal 2025 operating plan, respectively. The maximum multiplier was 150%.

2026 PROXY STATEMENT | 45

For purposes of the 2025 Executive Bonus Plan,
“non-GAAP
operating income” excluded from GAAP operating income amounts related to stock based compensation, the amortization of intangibles from business combinations, and restructuring charges, which is consistent with how we publicly report our non-GAAP
results in our quarterly earnings releases. In addition, the 2025 Executive Bonus Plan provides that, at the discretion of the Committee, the financial impact of M&A transactions will be excluded for purposes of assessing achievement, but there were no such impacts in fiscal 2025. We achieved non-GAAP
operating income of $447.5 million, which satisfied the “gate” requirement of $337.5 million. We also achieved revenue of $1,349.1 million against a threshold requirement of $1,228.5 million and a target of $1,365.0 million, resulting in a multiplier of 94%. See
Appendix A
to this Proxy Statement for a reconciliation of our
non-GAAP
to GAAP operating income results for fiscal 2025, and for other information about our use of non-GAAP
financial measures.
POTENTIAL ADJUSTMENTS FOR INDIVIDUAL PERFORMANCE AND 2025 EXECUTIVE BONUS PLAN PAYOUTS
There were no individual adjustments made to fiscal 2025 calculated award payouts for our NEOs.
For fiscal 2025, our CEO received 94% of his annual incentive compensation target, based on a multiplier of 94%. The Committee had the discretion to adjust the calculated award payout amount for our CEO under the 2025 Executive Bonus Plan to take into account additional factors that the Committee deemed relevant to the assessment of individual or corporate performance. In November 2025, the Committee, based on its evaluation of our CEO’s performance and his contributions during the fiscal year, determined not to make any such adjustment.
For each of our other NEOs, our CEO had the discretion under the 2025 Executive Bonus Plan to recommend, subject to the limitations set forth in the 2025 Executive Bonus Plan, increases or decreases of up to 25% of each such NEO’s calculated award payout amount for the entire fiscal year based on team and individual performance. Approval of any such adjustments, however, is up to the Committee. In November 2025, the Committee, after consultation with our CEO, determined not to make any adjustments to the calculated award payout amounts of our NEOs, resulting in payments at 94% of their annual incentive compensation targets, based on a multiplier of 94% for fiscal 2025. All final determinations were made by the Committee alone.

46 | 2026 PROXY STATEMENT

Accordingly, the Committee awarded the following annual incentive compensation payouts to our NEOs under the 2025 Executive Bonus Plan:

NEO	Annual Incentive Compensation Target	Approved Award Payout	Award Payout as Percentage of Annual Incentive Compensation Target

Kevin Yeaman	$950,000	$893,000	94%

Robert Park	$327,600	$307,944	94%

Andy Sherman	$376,350	$353,769	94%

John Couling	$373,750	$351,325	94%

Shriram Revankar	$354,900	$333,606	94%
Long-Term Incentive Compensation
The objectives of our long-term incentive compensation program are to: encourage our NEOs to focus on our long-term strategic objectives; further align the interests of our NEOs and our stockholders; provide compensation that is market competitive; recruit, motivate, and retain top talent; and make efficient use of compensation resources. The Committee periodically reviews the design of our long-term incentive compensation program in furtherance of these objectives.
EQUITY MIX OF AWARDS
We use a “portfolio” approach that mixes different types of equity awards for the long-term incentive compensation granted to our NEOs, consisting in fiscal 2025 of a combination of performance stock unit awards, stock options, and restricted stock unit awards. The graph below illustrates the target allocation of the long-term incentive compensation granted to our NEOs among these equity vehicles in fiscal 2025, based on target equity values converted to shares using the average closing price of our Class A Common Stock for the 30 trading days ending prior to the grant date (and in the case of stock options, using the then most current estimated Black-Scholes value per share calculated using the same valuation methodology we use for financial reporting purposes).

In determining the mix of equity for our executives, the Committee considered the following:
Stock Options
. This vehicle directly ties a sizable portion of our NEOs’ target total direct compensation opportunities to increases in the market price of our Class A Common Stock and presents an effective incentive for them to make long-term decisions that sustain stock price growth and to maximize performance over the term of the award, which is generally a maximum of ten years. Because stock options provide real economic value only if the price of the underlying stock increases, our NEOs realize no economic benefit from their outstanding stock options if our stock price declines or stays flat.

2026 PROXY STATEMENT | 47

Restricted Stock Unit Awards
. This vehicle aligns the interests of our NEOs with those of our stockholders by rewarding them for increases in our stock price. Unlike stock options, however, restricted stock unit awards have real economic value when they vest even if the stock price declines or stays flat, thus delivering more predictable value to our NEOs and furthering our retention objectives over the vesting term of the awards. In addition, because of their “full value” nature, restricted stock unit awards deliver the desired grant date fair value using a lesser number of shares than we would otherwise use for stock option grants, enabling us to use our equity compensation resources more efficiently and manage the overall number of shares granted and potential resulting dilution.
Performance Stock Unit Awards.
This vehicle ties a portion of our NEOs’ total direct compensation opportunities to the total stockholder return of Dolby’s Class A Common Stock relative to the total stockholder return of a comparator stock index. Specifically, the shares of our Class A Common Stock subject to outstanding performance stock unit awards may be earned contingent on our achievement of annualized relative total stockholder return levels for Dolby over a three-year performance period beginning on the date of grant, measured against the S&P Midcap 400 Index (^MID) (which is also the index identified in the Stock Price Performance Graph included in our 2025 Annual Report on Form
10-K).
From 0% to 200% of the target number of shares subject to the performance stock unit awards may be earned, depending on our level of achievement of these performance conditions, as follows:

	3-Year Annualized TSR Dolby vs. ^MID	% of Target PSUs Vested*

	<-16.667%	0%

Threshold	-16.667%	50%

Target	0%	100%

Maximum	≥ 33.333%	200%

*	Linear scaling between performance levels.
If the total stockholder return of our Class A Common Stock lags significantly behind that of the S&P Midcap 400 Index (^MID) over the term of the performance period, no shares will be earned under the performance stock unit awards and our NEOs will not realize any value from these awards.
In fiscal 2025 (December 2024), the three-year performance period for the performance stock unit awards granted to our NEOs in fiscal 2022 (December 2021) ended and our annualized TSR relative to the annualized TSR of the S&P Midcap 400 Index (^MID) over the performance period was
-9.88%,
resulting in the vesting of such awards at 70.37% of target, as shown below.

NEO*	Grant Date	Vest Date	Shares Subject to Performance Stock Unit Awards (at Target)	% of Target Performance Stock Units Awards Vested	Number of Performance Stock Unit Awards Earned and Vested

Kevin Yeaman	12/15/2021	12/16/2024	21,993	70.37%	15,477

Andy Sherman	12/15/2021	12/16/2024	7,378	70.37%	5,192

John Couling	12/15/2021	12/16/2024	8,513	70.37%	5,990

*	Messrs. Park and Revankar were not employed by Dolby at the time the fiscal 2022 performance stock unit awards were granted.
The Committee believes that providing a portfolio of stock options, restricted stock unit awards, and performance stock unit awards supports the objectives of our long-term incentive compensation program by further aligning the interests of our NEOs and stockholders, balancing performance and retention considerations, and enabling us to use our equity compensation resources more efficiently.

48 | 2026 PROXY STATEMENT

AWARD TERMS
Generally, we make an initial equity award to an executive officer when he or she joins us. Thereafter, our executive officers are considered for additional equity awards on an annual basis. The Committee determines the size of each executive officer’s equity award, if any, based on the factors described in “—Committee Considerations” above.
One of the objectives of our long-term incentive compensation program is to encourage executive officer retention by requiring that the awards be earned over a multi-year period. Accordingly, in fiscal 2025, we granted stock options and restricted stock unit awards that vest over a period of four years, as well as performance stock unit awards that are subject to a three-year performance and vesting period, as follows:

•
For stock options, a quarter of the total number of shares of our Class A Common Stock subject to each stock option vests on the first anniversary of the grant date and the balance of the shares subject to the stock option vests in equal monthly installments over the next 36 months;

•	For restricted stock unit awards, a quarter of the total number of shares of our Class A Common Stock subject to each award vests on each of the first four anniversaries of the grant date; and

•
For performance stock unit awards, shares of our Class A Common Stock subject to each stock unit award will be earned contingent on our achievement of annualized relative total stockholder return levels for Dolby relative to the S&P Midcap 400 Index (^MID) measured over a three-year performance period beginning on the date of grant and ending on the third anniversary thereof and subject to the continued service of the executive officer through such date. Settlement of the number of shares earned (if any) will occur following completion of the performance period, upon certification of achievement of the performance conditions by the Committee. From 0% to 200% of the target number of shares subject to the performance stock units award may be earned, depending on our achievement of these performance conditions.

In fiscal 2025, after considering the factors described in “—Committee Considerations” above, the Committee approved the following stock options
, restricted stock unit awards, and performance stock unit awards for our NEOs listed in the table below.

NEOs	Grant Date	Shares Subject to Time-Based Stock Options	Per Share Exercise Price	Grant Date Fair Value of Time- Based Stock Options	Shares Subject to Restricted Stock Unit Awards	Grant Date Fair Value of Restricted Stock Unit Awards	Shares Subject to Performance Stock Unit Awards (at Target)	Grant Date Fair Value of Performance Stock Unit Awards (at Target)

Kevin Yeaman	12/16/2024	95,671	$77.91	$2,067,450	54,425	$4,059,561	27,212	$2,185,396

Robert Park	12/16/2024	31,890	$77.91	$689,143	18,141	$1,353,137	9,070	$728,412

Andy Sherman	12/16/2024	35,307	$77.91	$762,984	20,085	$1,498,140	10,042	$806,473

John Couling	12/16/2024	36,446	$77.91	$787,598	20,733	$1,546,474	10,366	$832,493

Shriram Revankar	12/16/2024	31,890	$77.91	$689,143	18,141	$1,353,137	9,070	$728,412
Grants were based on target equity values converted to shares using the average closing price of our Class A Common Stock for the 30 trading days ending prior to the grant date in the case of restricted stock unit awards and performance stock units awards, and using the then most current estimated Black-Scholes value per share calculated using the same valuation methodology we use for financial reporting purposes, in the case of stock options. All stock options were granted with a per-share
exercise price equal to the fair market value of our Class A Common Stock on the grant date.
EQUITY-BASED AWARD GRANT AND VESTING POLICY AND PRACTICES
The Committee has adopted an Equity-Based Award Grant and Vesting Policy (the “Equity Policy”), which applies to all equity awards granted to any of our employees, including our NEOs. The Equity Policy provides that:

•
New hire, promotion, and retention equity awards may only be granted once per month on the 15th day of the month. If the 15th day of the month falls
on a weekend or holiday, awards will be granted on the first business day immediately following the 15th day of the month.

2026 PROXY STATEMENT | 49

•
Ongoing equity awards (i.e., other than new hire, promotion, and retention awards) may only be granted on December 15th. If December 15th falls on a weekend or holiday, awards will be granted on the first business day immediately following December 15th.

•
If a pricing term is applicable to a particular equity award (e.g., the exercise price for a stock option), the pricing term will be established by reference to the fair market value of our Class A Common Stock on the award date as determined in accordance with the applicable equity plan provisions.

•
Equity award approvals by meeting and by unanimous written consent may precede the award date so long as the approval is effective as of the respective award date. Approvals of equity-based awards may never occur after the award date.

•
If the Committee adopts an executive annual incentive compensation plan that permits the Committee to grant restricted stock unit awards in lieu of cash, the timing of any such restricted stock unit award grants will be determined by the Committee at the time it adopts the applicable executive annual incentive compensation plan. When determining the timing of such awards, the Committee will consider the principles embodied in the Equity Policy.

We also have the following practices regarding equity compensation grants to our executive officers:

•
The Committee typically approves annual equity incentive awards to our executive officers during the first quarter of our fiscal year in November, at such time as the Committee evaluates the compensation for our executive officers for the applicable fiscal year. The annual equity incentive awards are then typically awarded to our executive officers during the first quarter of our fiscal year in December.

•	We do not strategically time long-term incentive awards in coordination with the release of material non-public information (“MNPI”).

•	We have not timed the release of MNPI for the purpose of affecting the value of executive compensation.
Insider Trading Policies and Procedures (Including Hedging and Pledging)
We maintain insider trading policies and procedures governing the purchase, sale, and other dispositions of Dolby securities that are applicable to Dolby, all of our directors, officers, and employees, all contractors of the company and all members of their immediate families and households. Our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. Our insider trading policy prohibits, among other things, short sales, hedging or similar transactions designed to decrease the risks associated with holding Dolby securities, and transactions involving derivative securities relating to Dolby securities. Our insider trading policy also generally prohibits pledging of Dolby securities.
Executive Stock Ownership Guidelines
We maintain stock ownership guidelines for our executive officers, including our NEOs, based on our belief that stock ownership further aligns the interests of our executive officers with those of our stockholders. These guidelines provide that:

•
Our CEO is expected to accumulate and hold an amount of qualifying Dolby equity securities equal to the value of five times his annual base salary (subject to a “floor” to account for potential significant decreases in stock price, consisting of a fixed number of shares having a value equal to five times his base salary on the date of adoption of the guidelines (September 22, 2015)); and

•
Each other executive officer who reports to our CEO is expected to accumulate and hold an amount of qualifying Dolby equity securities equal to the value of two times his or her annual base salary (subject to a similar floor described above, consisting of a fixed number of shares having a value equal to two times his or her base salary on the date of adoption of the guidelines (September 22, 2015); or with respect to executive officers who became CEO direct reports after such date, a value equal to two times his or her base salary on the date he or she became a CEO direct report).

Compliance is measured as of the last day of each fiscal year, and our executive officers are expected to achieve the applicable level of ownership by the fifth anniversary of the adoption date of the guidelines (or with respect to future executive officers, within five years of becoming an executive officer). As of the end of fiscal 2025, all of our NEOs were in compliance with our executive stock ownership guidelines.

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Policy on Recoupment of Incentive Compensation (“Clawback”)
In July 2016, our Board adopted a policy on the recoupment of incentive compensation (the “Previous Policy”), which it amended and restated in August 2023 (as amended, the “Clawback Policy”) to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as implemented by NYSE listing standards and the SEC’s rules and regulations. The Clawback Policy requires us to recover certain cash or equity-based incentive compensation payments or awards made or granted to an executive officer in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (an “Accounting Restatement”). The Clawback Policy covers cash or equity-based compensation that is granted, earned, or vested based wholly or in part upon the attainment of a company financial reporting measure (including stock price or total stockholder return). Recovery under the Clawback Policy applies to incentive compensation subject to the policy that is received (i) on or after October 2, 2023, (ii) by a person after such individual became an executive officer and (iii) during the three completed fiscal years immediately preceding the date on which we are required to prepare the Accounting Restatement. In addition, recoupment is only required where the executive officer would have received a lower payment based upon the restated financial results.
Incentive compensation received prior to October 2, 2023 may be subject to recoupment under the Previous Policy. The Previous Policy allows us to recoup certain cash or equity-based incentive compensation payments or awards made or granted to an executive officer in the event they are involved in fraud or misconduct that results in the need for the company to prepare a material financial restatement. The Previous Policy covers cash or equity-based compensation based on the attainment of company financial reporting measures (excluding stock price or total stockholder return). Recovery under the Previous Policy applies to incentive compensation subject to the policy that is paid, awarded or granted during the three completed fiscal years immediately preceding the date on which we are required to prepare the restatement. In addition, no recoupment under the Previous Policy can be made unless the executive officer would have received a lower payment based upon the restated financial results.

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Generally Available Benefits

In fiscal 2025, our NEOs were eligible to participate in our Employee Stock Purchase Plan and the health and welfare programs that are generally available to our other full-time employees, including medical, dental and vision plans; flexible spending accounts for healthcare and dependent care; life, accidental death and dismemberment, and disability insurance; and paid time off.

We also maintain a tax-qualified Section 401(k) Plan, which is broadly available to our U.S. general employee population. Under the Section 401(k) Plan, U.S. employees are eligible to receive matching contributions and profit-sharing contributions from Dolby, which together were capped at a maximum of up to $36,695 per participating employee in calendar 2025.

Severance and Change in Control Arrangements

General

Our 2020 Stock Plan contains “double-trigger” vesting acceleration provisions for outstanding and unvested equity awards that may be triggered by a termination of employment by Dolby without “cause” or an employee resignation with “good reason” within 12 months following a change in control of Dolby. The vesting of outstanding and unvested equity awards also accelerates if an equity award is not assumed by the successor entity in connection with such a change in control. These vesting acceleration provisions are intended to secure the continued dedication of our employees, including our executive officers, notwithstanding the possibility or occurrence of a change in control of Dolby.

We do not provide “golden parachute” excise tax gross-ups for our executive officers.

Severance Arrangement with Mr. Yeaman

We have entered into a severance arrangement with our CEO as described under the section entitled “Executive Compensation Tables and Related Matters—Potential Payments upon Termination or Change in Control.” We negotiated this arrangement to induce him to resign from his former position and accept the position of CEO in fiscal 2009. This arrangement is intended to provide him with certain payments and benefits in the event of an involuntary termination of his employment without cause or his resignation for good reason, including following a change in control of Dolby.

No Other Severance or Change in Control Arrangements

Apart from the arrangement with Mr. Yeaman and the “double-trigger” vesting acceleration provisions in our 2020 Stock Plan as described above, none of our executive officers has any severance, change in control, or similar agreements or arrangements with Dolby.

Perquisites and Other Personal Benefits

We provide our NEOs with only limited perquisites or other personal benefits that are both customary in the industry in which we operate and are in furtherance of accomplishing our business objectives. For example, given our role in the entertainment industry, our NEOs may be asked to attend industry events, including film festivals, film premieres, award shows, or other similar events, where the attendance of a spouse or significant other may be expected or customary. In those cases, we may pay for or reimburse the business travel and dining expenses of a NEO’s spouse or significant other (not to exceed $8,000 per NEO in any single fiscal year). We believe that payment or reimbursement of these expenses serves a legitimate business purpose in, among other things, advancing our brand and business relationships within the entertainment industry. In addition, our senior executive officers including our NEOs are allowed to use our screening rooms for personal purposes up to four times per year, subject to availability and the payment by the officer of any incremental expenses associated with such use.

Employment Agreement with Mr. Yeaman

In connection with the appointment of Mr. Yeaman as our President and CEO in fiscal 2009, we entered into an employment agreement with him, which provides that, among other things, his target annual incentive compensation will

52 | 2026 PROXY STATEMENT

be at least equal to a specified minimum percentage of his annual base salary. The agreement also provides Mr. Yeaman with certain payments and benefits in the event of his termination of employment under specified circumstances, including following a change in control of Dolby. For a summary of the material terms and conditions of these provisions, see “Executive Compensation Tables and Related Matters—Potential Payments upon Termination or Change in Control.”

Accounting and Tax Considerations

The Committee generally takes into consideration the accounting and tax treatment of each element of compensation when establishing the compensation programs, practices, and packages for our executive officers.

Accounting for Stock-Based Compensation

We examine the accounting cost associated with equity compensation in light of the requirements under ASC Topic 718. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, restricted stock unit awards and performance stock unit awards, based on the grant date “fair value” of the awards. This calculation is performed for accounting purposes, even though recipients may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements (net of estimated forfeitures, which are determined based on historical experience) over the period that a recipient is required to render service in exchange for the award.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) imposes limitations on the deductibility for federal income tax purposes of compensation over $1 million paid to certain executive officers in a taxable year. Under Section 162(m), the affected executive officers are our CEO, CFO, next three most highly compensated executive officers, and certain of our other current and former executive officers who have been subject to the Section 162(m) deduction limit while at Dolby.

The Committee generally has considered the deductibility of executive compensation in structuring our executive compensation program but, in light of Section 162(m), expects to pay non-deductible compensation to one or more executive officers in furtherance of the goals and purposes of our executive compensation program as the Committee determines appropriate from time to time.

2026 PROXY STATEMENT | 53

Report of the Compensation Committee of the Board of Directors

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Dolby specifically incorporates this report by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S–K with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Avadis Tevanian, Jr., Chair
Tony Prophet
Anjali Sud

54 | 2026 PROXY STATEMENT

Executive Compensation Tables and Related Matters

Fiscal 2025 Summary Compensation Table

The Summary Compensation Table and accompanying footnotes below describe the “total compensation” of our NEOs for the past three fiscal years, calculated in accordance with SEC rules. The total compensation presented below does not reflect the actual compensation received by, or the target compensation of, our NEOs in each fiscal year. The actual value realized by our NEOs in fiscal 2025 from their long-term incentive compensation awards is presented in the Option Exercises and Stock Vested at 2025 Fiscal Year-End table below.

The individual elements of the total compensation amount reported in the Summary Compensation Table are as follows:

Base Salary. For each of fiscal 2023, fiscal 2024, and fiscal 2025, the amounts reported represent 52 weeks of base salary. Base salary adjustments are set on a calendar year (as opposed to a fiscal year) basis. Consequently, the amounts reported in the Summary Compensation Table represent a blend of calendar year base salaries.

Stock Awards and Option Awards. Stock Awards consist of restricted stock unit and performance stock unit awards, and Option Awards consist of stock options, as indicated. Amounts reported in the Stock Awards and Option Awards columns reflect the aggregate grant date fair value of the equity awards computed in accordance with ASC Topic 718, excluding estimated forfeitures. See Note 9 to our consolidated financial statements in our 2025 Annual Report on Form 10-K for more information about the assumptions used to calculate the grant date fair value of such awards.

Non-Equity Incentive Plan Compensation. The amount of Non-Equity Incentive Plan Compensation consists of the Executive Bonus Plan awards earned for the fiscal year. Such awards are based on our financial performance during the specified fiscal year and are paid in the following fiscal year.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Kevin Yeaman President and Chief Executive Officer	2025	950,000	—	6,244,956	2,067,450	893,000	37,991	(3)	10,193,397
	2024	946,250	—	5,873,153	2,000,426	821,750	37,385	(3)	9,678,964
	2023	928,750	—	5,742,876	1,880,530	916,300	35,745	(3)	9,504,201

Robert Park Senior Vice President and Chief Financial Officer	2025	504,000	—	2,081,549	689,143	307,944	37,991	(4)	3,620,627
	2024	500,250	—	1,885,055	642,094	283,374	37,385	(4)	3,348,158
	2023	485,500	—	1,852,453	606,615	311,493	35,745	(4)	3,291,806

Andy Sherman Executive Vice President, General Counsel and Corporate Secretary	2025	579,000	—	2,304,613	762,984	353,769	43,798	(5)	4,044,164
	2024	574,750	—	2,102,709	716,190	325,543	37,385	(5)	3,756,577
	2023	558,000	—	1,926,573	630,878	357,994	35,745	(5)	3,509,190

John Couling Senior Vice President, Entertainment	2025	575,000	—	2,378,968	787,598	351,325	37,991	(6)	4,130,882
	2024	570,750	—	2,175,205	740,889	323,294	37,385	(6)	3,847,523
	2023	554,000	—	2,222,987	727,949	355,446	35,745	(6)	3,896,127

Shriram Revankar Senior Vice President, Advanced Technology Group	2025	546,000	—	2,081,549	689,143	333,606	37,991	(7)	3,688,289
	2024	542,000	—	2,030,130	691,491	306,989	55,105	(7)	3,625,715
	2023	526,250	—	1,111,457	363,965	337,610	21,692	(7)	2,360,974

(1)

The Stock Awards amount consists of the grant date fair value of restricted stock unit awards and performance stock unit awards. The grant date fair value of restricted stock unit awards represents their intrinsic values on the date of grant, calculated for each restricted stock unit award by multiplying the number of shares of our Class A Common Stock subject to such award by the grant date fair value on the date of grant. The grant date fair value of performance stock unit awards is reported at target performance and was determined using a Monte Carlo simulation to determine the probability of achieving the underlying performance conditions. For fiscal 2025, the grant date fair value of these performance

2026 PROXY STATEMENT | 55

stock unit awards at maximum performance is reported as follows for Messrs. Yeaman, Park, Sherman, Couling, and Revankar, respectively: $4,370,791, $1,456,823, $1,612,946, $1,664,987, and $1,456,823. For fiscal 2024, the grant date fair value of these performance stock unit awards at maximum performance is reported as follows for Messrs. Yeaman, Park, Sherman, Couling, and Revankar, respectively: $3,858,440, $1,238,354, $1,381,400, $1,428,972, and $1,333,663. For fiscal 2023, the grant date fair value of these performance stock unit awards at maximum performance is reported as follows for Messrs. Yeaman, Park, Sherman, Couling, and Revankar, respectively: $4,031,495, $1,300,373, $1,352,405, $1,560,536, and $780,194. See Note 9 to our consolidated financial statements in our 2025 Annual Report on Form 10-K for more information about the assumptions used to calculate the value of such awards.

(2)

The grant date fair value of stock options was determined using the Black-Scholes option pricing model. See Note 9 to our consolidated financial statements in our 2025 Annual Report on Form 10-K for more information about the assumptions used to calculate the value of such awards.

(3)

In fiscal 2025, comprised of $36,695 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $1,296 in life insurance premiums. In fiscal 2024, comprised of $36,420 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $965 in life insurance premiums. In fiscal 2023, comprised of $34,890 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $855 in life insurance premiums.

(4)

In fiscal 2025, comprised of $36,695 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $1,296 in life insurance premiums. In fiscal 2024, comprised of $36,420 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $965 in life insurance premiums. In fiscal 2023, comprised of $34,890 in employer matching 401(k) plan contributions under our retirement plan and $855 in life insurance premiums.

(5)

In fiscal 2025, comprised of $36,695 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan, $1,296 in life insurance premiums, and $5,807 of ordinary income resulting from a disqualifying ESPP disposition. In fiscal 2024, comprised of $36,420 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $965 in life insurance premiums. In fiscal 2023, comprised of $34,890 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $855 in life insurance premiums.

(6)

In fiscal 2025, comprised of $36,695 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $1,296 in life insurance premiums. In fiscal 2024, comprised of $36,420 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $965 in life insurance premiums. In fiscal 2023, comprised of $34,890 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $855 in life insurance premiums.

(7)

In fiscal 2025, comprised of $36,695 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $1,296 in life insurance premiums. In fiscal 2024, comprised of $54,140 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $965 in life insurance premiums. In fiscal 2023, comprised of $20,837 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $855 in life insurance premiums.

56 | 2026 PROXY STATEMENT

Grants of Plan-Based Awards in Fiscal 2025 Table

During fiscal 2025, we granted the following plan-based awards to our NEOs:

1.	Annual incentive compensation awards under the 2025 Executive Bonus Plan,

2.	performance stock unit awards,

3.	restricted stock unit awards, and

4.	stock options.

Information with respect to each of these awards on a grant-by-grant basis is set forth in the table below.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Subject to Options(4) (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Kevin Yeaman	n/a	11/12/2024	475,000	950,000	1,425,000	—	—	—	—	—		—	—
	12/16/2024	11/12/2024	—	—	—	—	—	—	—	95,671	(6)	77.91	2,067,450

	12/16/2024	11/12/2024	—	—	—	13,606	27,212	54,424	—	—		—	2,185,396

	12/16/2024	11/12/2024	—	—	—	—	—	—	54,425	—		—	4,059,561

Robert Park	n/a	11/11/2024	163,800	327,600	491,400	—	—	—	—	—		—	—
	12/16/2024	11/11/2024	—	—	—	—	—	—	—	31,890		77.91	689,143

	12/16/2024	11/11/2024	—	—	—	4,535	9,070	18,140	—	—		—	728,412

	12/16/2024	11/11/2024	—	—	—	—	—	—	18,141	—		—	1,353,137

Andy Sherman	n/a	11/11/2024	188,175	376,350	564,525	—	—	—	—	—		—	—
	12/16/2024	11/11/2024	—	—	—	—	—	—	—	35,307		77.91	762,984

	12/16/2024	11/11/2024	—	—	—	5,021	10,042	20,084	—	—		—	806,473

	12/16/2024	11/11/2024	—	—	—	—	—	—	20,085	—		—	1,498,140

John Couling	n/a	11/11/2024	186,875	373,750	560,625	—	—	—	—	—		—	—
	12/16/2024	11/11/2024	—	—	—	—	—	—	—	36,446		77.91	787,598

	12/16/2024	11/11/2024	—	—	—	5,183	10,366	20,732	—	—		—	832,493

	12/16/2024	11/11/2024	—	—	—	—	—	—	20,733	—		—	1,546,474

Shriram Revankar	n/a	11/11/2024	177,450	354,900	532,350	—	—	—	—	—		—	—
	12/16/2024	11/11/2024	—	—	—	—	—	—	—	31,890		77.91	689,143

	12/16/2024	11/11/2024	—	—	—	4,535	9,070	18,140	—	—		—	728,412

	12/16/2024	11/11/2024	—	—	—	—	—	—	18,141	—		—	1,353,137

(1)

Reflects threshold, target and maximum bonus amounts for fiscal 2025 performance under the 2025 Executive Bonus Plan, as described in “Compensation Discussion and Analysis—Fiscal 2025 Compensation Determinations—Annual Incentive Compensation.” The actual bonus payouts were determined by the Compensation Committee in November 2025 and are reported in the Non-Equity Incentive Plan Compensation column of the Fiscal 2025 Summary Compensation Table.

(2)

Reflects threshold, target and maximum amounts of shares that may be earned under performance stock unit awards granted in fiscal 2025 under the 2020 Stock Plan. Shares of our Class A Common Stock subject to performance stock unit awards may be earned contingent on our achievement of annualized relative total stockholder return levels for Dolby over a three-year performance period, measured against the S&P Midcap 400 Index (^MID). From 0% to 200% of the target number of shares subject to the performance stock unit awards may be earned, depending on our level of achievement of these performance conditions. Vesting of earned shares (if any) will occur following completion of the performance period, upon certification of achievement of the performance conditions by the Compensation Committee, and subject to continued service through the date of such certification. See “—Potential Payments upon Termination or Change in Control—Termination and Change in Control Arrangements” for a further description of certain terms relating to these awards.

(3)

Reflects awards of restricted stock units granted under the 2020 Stock Plan. A quarter of the total number of shares of our Class A Common Stock subject to each restricted stock unit award vests on each of the first four anniversaries of the grant date, subject to continued service

2026 PROXY STATEMENT | 57

through such vesting dates. See “—Potential Payments upon Termination or Change in Control—Termination and Change in Control Arrangements” for a further description of certain terms relating to these awards.

(4)

Reflects stock options granted under the 2020 Stock Plan, which were granted with a ten-year term and an exercise price equal to the closing price of our Class A Common Stock on the date of grant. A quarter of the total number of shares issuable under each stock option vests on the first anniversary of the grant date and the balance of the shares subject to the stock option vests in equal monthly installments over the subsequent 36 months, subject to continued service through such vesting dates. See “—Potential Payments upon Termination or Change in Control—Termination and Change in Control Arrangements” for a further description of certain terms relating to these awards.

(5)

The amounts reported do not reflect compensation actually realized by the NEO. All amounts reported reflect the grant date fair value of each equity award computed in accordance with ASC Topic 718, excluding estimated forfeitures. The grant date fair value of restricted stock unit awards represents their intrinsic values on the date of grant, calculated for each restricted stock unit award by multiplying the number of shares of our Class A Common Stock subject to such award by the grant date fair value on the date of grant. The grant date fair value of stock options was determined using the Black-Scholes option pricing model. The grant date fair value of performance stock unit awards was determined using a Monte Carlo simulation to determine the probability of achieving the underlying performance conditions and is reported at target. See Note 9 to our consolidated financial statements in our 2025 Annual Report on Form 10-K for more information about the assumptions used to calculate the value of the awards referenced in this footnote 5.

(6)	Stock options are held in the name of Kevin and Rachel Yeaman, Trustees of the Yeaman Family Trust dated May 14, 2009.

Outstanding Equity Awards at 2025 Fiscal Year-End Table

The following table presents information concerning all outstanding equity awards held by each of our NEOs as of the end of fiscal 2025.

	Option Awards									Stock Awards
Name	Grant Date	Number of Securities Subject to Unexercised Options (#) Exercisable		Number of Securities Subject to Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Subject to Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Market Value of Unexercised Options, Net of Exercise Price ($)(2)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)

Kevin Yeaman	12/16/2024	—		95,671	(a)	—	77.91	12/16/2034	—
	12/15/2023	35,824	(1)(a)	46,060	(a)	—	87.49	12/15/2033	—

	12/15/2022	67,512	(1)(a)	30,688	(a)	—	71.07	12/15/2032	129,624

	12/15/2021	85,356	(1)(a)	5,691	(a)	—	91.80	12/15/2031	—

	12/15/2020	91,597	(1)(a)	—		—	92.08	12/15/2030	—

	12/16/2019	193,175	(1)(a)	—		—	68.40	12/16/2029	770,768

	12/17/2018	164,000	(1)(a)	—		—	64.60	12/17/2028	1,277,560

	12/17/2018	35,451	(5)(a)	—		—	64.60	12/17/2025	276,163

	12/15/2017	180,000	(1)(a)	—		—	62.32	12/15/2027	1,812,600

	12/15/2016	60,615	(1)(a)	—		—	45.50	12/15/2026	1,629,937

										12/16/2024	54,425	3,939,826	—	—

										12/16/2024	—	—	27,212	1,969,877

										12/15/2023	35,039	2,536,473	—	—

										12/15/2023	—	—	11,679	845,443

										12/15/2022	27,274	1,974,365	—	—

										12/15/2022	—	—	27,273	1,974,292

										12/15/2021	10,997	796,073	—	—

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	Option Awards								Stock Awards
Name	Grant Date	Number of Securities Subject to Unexercised Options (#) Exercisable		Number of Securities Subject to Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Subject to Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Market Value of Unexercised Options, Net of Exercise Price ($)(2)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)

Robert Park	12/16/2024	—		31,890	—	77.91	12/16/2034	—
	12/15/2023	11,498	(1)	14,785	—	87.49	12/15/2033	—

	12/15/2022	21,777	(1)	9,900	—	71.07	12/15/2032	41,814

	10/15/2021	48,846	(1)	1,040	—	89.77	10/15/2031	—

									12/16/2024	18,141	1,313,227	—	—

									12/16/2024	—	—	9,070	656,577

									12/15/2023	11,247	814,170	—	—

									12/15/2023	—	—	3,748	271,318

									12/15/2022	8,798	636,887	—	—

									12/15/2022	—	—	8,797	636,815

									10/15/2021	8,381	606,701	—	—

Andy Sherman	12/16/2024	—		35,307	—	77.91	12/16/2034	—
	12/15/2023	12,825	(1)	16,491	—	87.49	12/15/2033	—

	12/15/2022	22,649	(1)	10,295	—	71.07	12/15/2032	43,486

	12/15/2021	28,635	(1)	1,910	—	91.80	12/15/2031	—

	12/15/2020	30,553	(1)	—	—	92.08	12/15/2030	—

	12/16/2019	60,000	(1)	—	—	68.40	12/16/2029	239,400

	12/17/2018	4,500	(5)	—	—	64.60	12/17/2025	35,055

	12/17/2018	52,000	(1)	—	—	64.60	12/17/2028	405,080

	12/15/2017	16,000	(1)	—	—	62.32	12/15/2027	161,120

									12/16/2024	20,085	1,453,953	—	—

									12/16/2024	—	—	10,042	726,940

									12/15/2023	12,545	908,133	—	—

									12/15/2023	—	—	4,181	302,663

									12/15/2022	9,150	662,369	—	—

									12/15/2022	—	—	9,149	662,296

									12/15/2021	3,690	267,119	—	—

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	Option Awards								Stock Awards
Name	Grant Date	Number of Securities Subject to Unexercised Options (#) Exercisable		Number of Securities Subject to Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Subject to Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Market Value of Unexercised Options, Net of Exercise Price ($)(2)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)

John Couling	12/16/2024	—		36,446	—	77.91	12/16/2034	—
	12/15/2023	13,267	(1)	17,060	—	87.49	12/15/2033	—

	12/15/2022	26,133	(1)	11,880	—	71.07	12/15/2032	50,177

	12/15/2021	33,041	(1)	2,203	—	91.80	12/15/2031	—

	12/15/2020	28,903	(1)	—	—	92.08	12/15/2030	—

	12/16/2019	54,550	(1)	—	—	68.40	12/16/2029	217,655

	12/17/2018	40,000	(1)	—	—	64.60	12/17/2028	311,600

	12/15/2017	44,000	(1)	—	—	62.32	12/15/2027	443,080

	12/15/2016	46,000	(1)	—	—	45.50	12/15/2026	1,236,940

									12/16/2024	20,733	1,500,862	—	—

									12/16/2024	—	—	10,366	750,395

									12/15/2023	12,978	939,477	—	—

									12/15/2023	—	—	4,325	313,087

									12/15/2022	10,558	764,294	—	—

									12/15/2022	—	—	10,557	746,221

									12/15/2021	4,257	308,164	—	—

Shriram Revankar	12/16/2024	—		31,890	—	77.91	12/16/2034	—
	12/15/2023	12,383	(1)	15,922	—	87.49	12/15/2033	—

	12/15/2022	13,066	(1)	5,940	—	71.07	12/15/2032	25,088

	5/16/2022	57,843	(1)	11,569	—	75.01	5/16/2032	—

									12/16/2024	18,141	1,313,227	—	—

									12/16/2024	—	—	9,070	656,577

									12/15/2023	12,112	876,788	—	—

									12/15/2023	—	—	4,037	292,238

									12/15/2022	5,279	382,147	—	—

									12/15/2022	—	—	5,278	382,074

									5/16/2022	12,234	885,619	—	—

(1)

Stock options have a term of ten years and represent the right to purchase shares of our Class A Common Stock. A quarter of the total number of shares issuable under the stock option vests on the first anniversary of the grant date and the balance of the shares vests in equal monthly installments over the next 36 months, with vesting generally dependent on continued service to the company. Vesting of the stock options is subject to acceleration under the circumstances described under “—Potential Payments upon Termination or Change in Control—Termination and Change in Control Arrangements.”

a.	Stock options are held in the name of Kevin and Rachel Yeaman, Trustees of the Yeaman Family Trust dated May 14, 2009.

(2)

The amounts reported in this column are based on (i) in the case of a stock option, the excess, if any, of the closing price of our Class A Common Stock on September 26, 2025 ($72.39 per share) over the per share exercise price of the stock option, multiplied by the number of shares (vested or unvested) subject to the stock option, (ii) in the case of a restricted stock unit award, the closing price of our Class A Common Stock on September 26, 2025 ($72.39 per share) multiplied by the number of unvested shares subject to the restricted stock unit award, and (iii) in the case of a performance stock unit award, the closing price of our Class A Common Stock on September 26, 2025 ($72.39 per share) multiplied by the number of shares subject to the performance stock unit award deemed to be earned assuming the performance level indicated in footnote 4.

(3)

A quarter of the total number of shares issuable under the restricted stock unit award vests on each of the first four anniversaries of the restricted stock unit award grant date, with vesting generally dependent on continued service to the company. Vesting of the restricted stock

60 | 2026 PROXY STATEMENT

unit awards is subject to acceleration under the circumstances described under “—Potential Payments upon Termination or Change in Control—Termination and Change in Control Arrangements.”

(4)

Share numbers are shown at target performance for performance stock unit awards granted in December 2022, at threshold performance for performance stock unit awards granted in December 2023, and at target performance for performance stock unit awards granted in December 2024, respectively. The shares issuable under a performance stock unit award may be earned contingent on our achievement of annualized total stockholder return levels for Dolby over a three-year performance period beginning on the date of grant and ending on the third anniversary thereof, measured against the S&P Midcap 400 Index (^MID). From 0% to 200% of the target number of shares subject to the performance stock unit awards may be earned, depending on our level of achievement of these performance conditions. Vesting of earned shares (if any) will occur following completion of the performance period, upon certification of achievement of the performance conditions by the Compensation Committee, with vesting generally dependent on continued service to the company through the date of such certification. Vesting of performance stock unit awards is subject to acceleration under the circumstances described under “—Potential Payments upon Termination or Change in Control—Termination and Change in Control Arrangements.”

(5)

Represents shares subject to performance stock options that have been earned and vested, at 75% of target performance for performance stock options granted on December 17, 2018. Performance stock options have a term of seven years and represent the right to purchase shares of our Class A Common Stock. The shares issuable under a performance stock option were earned contingent on our achievement of pre-established annualized total stockholder return levels for Dolby measured over a three-year performance period beginning on the date of grant and ending on the third anniversary thereof.

a.	Stock options are held in the name of Kevin and Rachel Yeaman, Trustees of the Yeaman Family Trust dated May 14, 2009.

Option Exercises and Stock Vested at 2025 Fiscal Year-End Table

The following table presents information concerning the aggregate number of shares of our Class A Common Stock for which stock options were exercised and which were acquired upon the vesting of stock awards during fiscal 2025 by each of our NEOs. Stock awards include both time-based restricted stock unit awards, as well as performance stock unit awards that are earned and vest based on the achievement of pre-established performance conditions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Earned on Vesting (#)	Value Realized on Vesting ($)(2)

Kevin Yeaman	237,449	5,205,616	62,487	4,947,721

Robert Park	—	—	16,528	1,268,291

Andy Sherman	55,000	1,058,589	21,205	1,679,012

John Couling	55,000	2,108,500	23,226	1,839,035

Shriram Revankar	—	—	18,910	1,473,560

(1)

The value realized on the exercise of each stock option is equal to the difference between the market price of our Class A Common Stock on the date of exercise and the per share exercise price, multiplied by the number of shares exercised.

(2)	The value realized on the vesting of each stock award is based on the market price of our Class A Common Stock on the date of vesting multiplied by the number of shares vested.

Pension Benefits and Nonqualified Deferred Compensation

We did not sponsor any pension or other nonqualified deferred compensation plan for our NEOs during fiscal 2025.

Potential Payments upon Termination or Change in Control

Termination and Change in Control Arrangements

2020 STOCK PLAN

Our 2020 Stock Plan provides that in the event of a “change in control” of Dolby, the successor corporation may assume, substitute an equivalent award, or replace with a cash incentive program, each outstanding award granted under the plan. If there is no assumption, substitution or replacement with a cash incentive program of outstanding awards, such awards will become fully vested and exercisable immediately prior to the change in control unless otherwise determined by the plan administrator, and the administrator will provide notice to the award recipient that he or she has the right to exercise

2026 PROXY STATEMENT | 61

such outstanding awards for a period of 15 days from the date of the notice. The awards will terminate upon the expiration of the 15-day period.

In the event of assumption or substitution, awards granted to our employees (including our executive officers) and consultants are subject to a “double trigger” accelerated vesting schedule that provides for one year of additional vesting for each year of service the employee or consultant provided to us, if his or her employment is terminated by us or a successor to us without “cause” or if he or she resigns for “good reason,” provided that the termination or resignation occurs within the 12 months following a change in control of Dolby.

For purposes of the 2020 Stock Plan, “cause” generally means the termination by Dolby of a participant’s service based on such participant’s: (i) refusal or failure to act in accordance with any lawful company orders, (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of disability), (iii) the performance or failure to perform any act in bad faith and to the detriment of the company, (iv) dishonesty, intentional misconduct or material breach of any agreement with the company, or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

For purposes of the 2020 Stock Plan, “change in control” generally means the occurrence of any of the following: (a) any person (other than certain permitted transferees set forth in our Amended and Restated Certificate of Incorporation) becomes the beneficial owner of our securities representing more than 50% of the total voting power of our voting securities; (b) the completion of our sale or disposition of all or substantially all of our assets; (c) a change in our Board composition within a one-year period, as a result of which fewer than a majority of the directors are: the directors as of the effective date of the 2020 Stock Plan, or had joined the Board with the affirmative votes of at least a majority of the then directors (but excluding any individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors); or (d) the completion of our merger or consolidation with any other corporation, other than a merger or consolidation that would result in our voting securities outstanding immediately prior thereto continuing to represent at least 50% of the total voting power of our voting securities.

For purposes of the 2020 Stock Plan, “good reason” generally means the occurrence following a change in control of Dolby of any of the following events or conditions unless consented to by the participant: (a) certain reductions in the participant’s base salary; or (b) requiring the participant to be based at any place outside a 50-mile radius from the participant’s job location or residence prior to the change in control except for reasonably required business travel.

PERFORMANCE STOCK UNIT AWARDS

The form of performance stock unit award agreement approved by the Compensation Committee and that applies to the performance stock unit awards for our NEOs outstanding as of the end of fiscal 2025 provides that in the event of a change in control of Dolby, the performance period will be deemed to have ended on the closing date of such transaction, and the per share consideration for our Class A Common Stock in such transaction will be used (in lieu of the average closing price of our Class A Common Stock for the 30 trading days ending on the last trading day of the performance period) for purposes of determining the number of shares earned against achievement of the annualized relative total stockholder return performance conditions.

Further, if the successor corporation assumes, substitutes or replaces the performance stock unit award, any shares so earned will vest on a pro-rata basis based on the portion of the performance period elapsed since the grant date and any unvested earned shares will vest monthly thereafter through the remainder of the performance period (subject to any acceleration of vesting as provided in executive change in control agreements, as applicable), subject to continued service with Dolby or the successor corporation. If there is no assumption, substitution or replacement of the performance stock unit award, then, consistent with the treatment of equity awards described in “—2020 Stock Plan” above, any shares earned upon deemed achievement of the performance conditions will fully vest immediately prior to the merger or change in control transaction.

Consistent with the treatment of equity awards described in “—2020 Stock Plan,” performance stock unit awards are subject to an accelerated vesting schedule that provides for one year of additional vesting for each year of service the employee or consultant provided to us, if his or her employment is terminated by us or a successor to us without “cause” or if he or she resigns for “good reason,” provided that the termination or resignation occurs within the 12 months following a change in control of Dolby.

62 | 2026 PROXY STATEMENT

EMPLOYMENT AGREEMENT WITH MR. YEAMAN

In connection with Mr. Yeaman’s appointment as our President and CEO, we entered into an employment agreement with him, which provides, among other things, that in the event of the termination of his employment without “cause” or his resignation for “good reason” other than in connection with a change in control of Dolby (as such terms are defined in the employment agreement), and subject to his signing and not revoking a release of claims in favor of Dolby, Mr. Yeaman will receive:

•	a lump-sum payment equal to 150% of his annual base salary,

•	a lump-sum payment equal to a prorated amount of his annual incentive compensation target,

•	accelerated vesting of 50% of his outstanding and unvested equity awards, and

•	reimbursement for premiums paid for continued health benefits until the earlier of 18 months from the date of termination or when he becomes covered under similar plans.

In the event of the termination of his employment without “cause” or his resignation for “good reason” in connection with a change in control of Dolby, and subject to his signing and not revoking a release of claims in favor of Dolby, Mr. Yeaman will receive:

•	a lump-sum payment equal to 200% of his annual base salary,

•	a lump-sum payment equal to 100% of his annual incentive compensation target for the year of termination,

•	accelerated vesting of 100% of his outstanding and unvested equity awards, and

•	reimbursement for premiums paid for continued health benefits until the earlier of 24 months from the date of termination or when he becomes covered under similar plans.

Mr. Yeaman’s annual base salary at the end of fiscal 2025 was $950,000.

For purposes of Mr. Yeaman’s employment agreement, “cause” generally means (a) the executive’s willful, material, and continued failure to perform the duties and responsibilities of his position (other than as a result of Executive’s illness or injury) after written demand for performance and a 30-day cure period; (b) any willful and material act of personal dishonesty taken by the executive in connection with his responsibilities as an employee with the intention that such action may result in his substantial personal enrichment; (c) the executive’s conviction of, or plea of no contest to, a felony that the Board believes has or will have a material detrimental effect on our financial condition or reputation; (d) a willful breach of any fiduciary duty that has a material detrimental effect on our financial condition or reputation; (e) the executive being found liable in any SEC or other civil or criminal securities law action, which the Board determines will have a material detrimental effect on our financial condition or reputation; (f) the executive entering any cease and desist order with respect to any action that would bar him from service as an executive officer or member of a board of directors of any publicly-traded company; (g) the executive obstructing or impeding, endeavoring to obstruct or impede, or failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity; or (h) the executive’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by the employment agreement.

For purposes of Mr. Yeaman’s employment agreement, our “change in control” generally means the occurrence of any of the following: (a) any person (other than certain permitted transferees set forth in the our Amended and Restated Certificate of Incorporation) becomes the beneficial owner of our securities representing more than 50% of the total voting power of our voting securities; (b) the completion of our sale or disposition of all or substantially all of our assets; (c) a change in our Board composition within a one-year period, as a result of which fewer than a majority of the directors are: the directors as of April 1, 2009, or had joined the Board with the affirmative votes of at least a majority of the then directors (but excluding any individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors); or (d) the completion of our merger or consolidation with any other corporation, other than a merger or consolidation that would result in our voting securities outstanding immediately prior thereto continuing to represent at least 50% of the total voting power of our voting securities.

For purposes of Mr. Yeaman’s employment agreement, “good reason” generally means the occurrence of any of the following, without his express written consent: (a) assignment to the executive of or removal of the executive from duties or

2026 PROXY STATEMENT | 63

responsibilities, which results in a material reduction of his duties, authority, title, or scope of responsibilities; (b) a material reduction in base salary or target annual incentive, other than a reduction that also applies to substantially all other executive officers and which reduction reduces the base salary and/or target annual incentive by no greater than 10%; (c) the relocation of the executive to a facility or location greater than 50 miles from the executive’s then current place of employment or residence; (d) our material breach of any provision of the employment agreement; or (e) our failure to obtain the assumption of the employment agreement by a successor.

Estimated Payments upon Termination or Change in Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our NEOs. Payments and benefits are estimated assuming that the triggering event took place on the last day of fiscal 2025 (September 26, 2025), and the price per share of our Class A Common Stock was the closing price on the NYSE on that date ($72.39 per share).

These payments and benefits are in addition to benefits available generally to our salaried employees, such as distributions under Dolby’s 401(k) plan, medical benefits, disability benefits, and accrued vacation pay.

There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate the potential payments and benefits is different.

Potential Payments Upon:
		Change in Control without Assumption of Outstanding Equity Awards ($)	Voluntary Termination Not for Good Reason or Termination for Cause ($)	Involuntary Termination Other Than for Cause		Voluntary Termination for Good Reason
Name	Type of Benefit			Without Change in Control ($)	Within 12 Months of Change in Control ($)	Without Change in Control ($)	Within 12 Months of Change in Control ($)

Kevin Yeaman	Cash Severance Payments	—	—	2,372,397	2,850,000	2,372,397	2,850,000

	Vesting Acceleration(1)	12,424,483	—	6,212,133	12,424,483	6,212,133	12,424,483

	Continued Coverage of Employee Benefits(2)	—	—	83,993	111,991	83,993	111,991

	Total Termination Benefits	12,424,483	—	8,668,523	15,386,474	8,668,523	15,386,474

Robert Park	Cash Severance Payments	—	—	—	—	—	—

	Vesting Acceleration(1)	4,414,018	—	—	4,085,585	—	4,085,585

	Total Termination Benefits	4,414,018	—	—	4,085,585	—	4,085,585

Andy Sherman	Cash Severance Payments	—	—	—	—	—	—

	Vesting Acceleration(1)	4,414,178	—	—	4,414,178	—	4,414,178

	Total Termination Benefits	4,414,178	—	—	4,414,178	—	4,414,178

John Couling	Cash Severance Payments	—	—	—	—	—	—

	Vesting Acceleration(1)	4,732,397	—	—	4,732,397	—	4,732,397

	Total Termination Benefits	4,732,397	—	—	4,732,397	—	4,732,397

Shriram Revankar	Cash Severance Payments	—	—	—	—	—	—

	Vesting Acceleration(1)	4,308,675	—	—	3,980,387	—	3,980,387

	Total Termination Benefits	4,308,675	—	—	3,980,387	—	3,980,387

(1)

The values reported in the table are based on (i) in the case of stock options, the excess of the closing price of our Class A Common Stock on September 26, 2025 ($72.39 per share, or the “FY25 Closing Price”) over the per share exercise price with respect to unvested shares, multiplied by the number of shares accelerated, (ii) in the case of restricted stock unit awards, the FY25 Closing Price multiplied by the number of shares accelerated, and (iii) in the case of performance stock unit awards, the FY25 Closing Price multiplied by the number of shares subject to acceleration that are deemed to be earned due to satisfaction of performance conditions.

(2)	Assumes continued coverage of health benefits at the same level of coverage provided for at the end of fiscal 2025.

64 | 2026 PROXY STATEMENT

Pay Ratio Disclosure

We are providing below the ratio of the annual total compensation of our CEO, Kevin Yeaman, to the median of the annual total compensation of all our employees (excluding our CEO). For fiscal 2025:

•	Mr. Yeaman’s annual total compensation, as reported in the Fiscal 2025 Summary Compensation Table included elsewhere in this Proxy Statement, was $10,193,397;

•	The annual total compensation of our median employee was $172,377; and

•	The ratio of Mr. Yeaman’s annual total compensation to the median of the annual total compensation of all our employees was 59 to 1.

To identify our median employee, we took the following steps:

•	We selected September 26, 2025, which was the last day of our fiscal 2025, as the determination date for purposes of identifying our median employee.

•	We selected our median employee based on 2,147 full-time, part-time, and temporary workers who were employed as of the determination date.

•

We selected our median employee using a compensation measure that consists of cash compensation earned for fiscal 2025 (base salary, hourly wages, overtime pay, and quarterly and annual incentive compensation) and the grant date fair value of equity awards for fiscal 2025. We excluded for this purpose any one-time or special awards, such as “spot” or sign-on bonuses, or new-hire or promotion/retention equity awards.

•

We did not rely on the data privacy or de minimis exceptions allowed by SEC rules. We also did not annualize compensation for any employees that were only employed for part of fiscal 2025, nor did we use any cost-of-living adjustment.

•	We converted amounts paid to employees in foreign currencies to U.S. dollars using foreign exchange rates in effect in our employee data system as of September 26, 2025.

•	All employees except for our CEO were ranked from lowest to highest with the median determined from this list.

Once we identified our median employee, we determined that employee’s annual total compensation in the same manner that we calculate the total compensation of our CEO and other NEOs for purposes of the Fiscal 2025 Summary Compensation Table. This annual total compensation amount for our median employee was then compared to the amount reported in the “Total” column for our CEO in the Fiscal 2025 Summary Compensation Table to determine the pay ratio.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. Because SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

2026 PROXY STATEMENT | 65

Pay Versus Performance
As required by Item 402(v) of Regulation
S-K,
the following table provides certain information about the compensation for our Principal Executive Officer (“PEO”) and other individuals constituting our NEOs
(“Non-PEO
NEOs”) for our fiscal years 2025, 2024, 2023, 2022 and 2021. The table also provides information about certain financial performance measures of the company for the same fiscal years. For more information on our executive compensation program and decisions for our 2025 fiscal year, including our pay-for-performance
orientation and how the Compensation Committee aligns executive compensation with the company’s pe rfor
mance, see “Compensation Discussion and Analysis” above.
Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based on: (4)
Fiscal Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (3) ($)	Average Compensation Actually Paid to Non-PEO NEOs (2) ($)	Company Total Shareholder Return (“TSR”) ($)	Peer Group TSR (5) ($)	Net Income (6) ($millions)	Company Selected Measure: Revenue (7) ($millions)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

2025	10,193,397	8,667,758	3,870,991	3,346,507	119.20	194.10	255	1,349

2024	9,678,964	5,925,195	3,644,493	2,357,859	122.43	182.51	262	1,274

2023	9,504,201	13,698,921	3,471,341	4,718,848	126.43	144.14	201	1,300

2022	9,407,217	27,520	3,559,881	971,483	102.50	124.78	184	1,254

2021	9,629,118	23,634,184	3,427,478	7,471,656	143.65	150.45	310	1,281

(1)
Our PEO for each of the fiscal years shown in the table is Kevin Yeaman, our Chief Executive Officer. Amount reflects the amount of compensation reported in the “Total” column of the Summary Compensation Table for our PEO for the corresponding fiscal year.

(2)
Amounts reflect the “compensation actually paid” (“CAP”) of our PEO, or the average of the CAP of our
Non-PEO
NEOs, for each fiscal year. CAP does not necessarily reflect amounts of compensation actually earned, realized, or received by our PEO or
Non-PEO
NEOs in each fiscal year. Rather, CAP is calculated starting with the amount of compensation reported in the “Total” column of the Summary Compensation Table for our PEO or
Non-PEO
NEOs, as applicable, for each fiscal year (and averaged for our
Non-PEO
NEOs), as adjusted in accordance with the requirements of Item 402(v) of Regulation
S-K.
The following adjustments were made to the amount of compensation reported in the “Total” column of the Summary Compensation Table for our PEO and the average of the amounts of compensation reported in the “Total” column of the Summary Compensation Table for our
Non-PEO
NEOs for our fiscal year 2025:

PEO

Fiscal 2025 ($)

Summary Compensation Table Total	10,193,397

- grant date fair value of awards granted in fiscal year	(8,312,406)

+ fair value of outstanding and unvested awards at fiscal year-end that were granted in fiscal year	7,082,680

+/- change, from prior fiscal year-end, in fair value of awards granted in any prior fiscal year outstanding and unvested at fiscal year-end	(501,410)

+/- change, from prior fiscal year-end, in fair value at vesting date of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at end of or during fiscal year	205,497

Compensation Actually Paid (a)	8,667,758

66 | 2026 PROXY STATEMENT

Average for
Non-PEO
NEOs

Fiscal 2025 ($)

Summary Compensation Table Total	3,870,991

- grant date fair value of awards granted in fiscal year	(2,943,887)

+ fair value of outstanding and unvested awards at fiscal year-end that were granted in fiscal year	2,508,367

+/- change, from prior fiscal year-end, in fair value of awards granted in any prior fiscal year outstanding and unvested at fiscal year-end	(172,374)

+/- change, from prior fiscal year-end, in fair value at vesting date of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at end of or during fiscal year	83,410

Compensation Actually Paid (a)	3,346,507

(a)
No awards granted in the fiscal year shown vested in the fiscal year of grant. The company has not paid dividends or other earnings on unvested awards for the fiscal year shown, and the company does not sponsor any pension arrangements for any of the PEO and
Non-PEO
NEOs for the fiscal year shown. There were no awards granted in a prior fiscal year that failed to meet applicable vesting conditions during the fiscal year shown. Accordingly, no adjustments were made for these items.

(3)
Amount reflects the average of the amounts of compensation reported in the “Total” column of the Summary Compensation Table for our
Non-PEO
NEOs for the corresponding fiscal year. Our
Non-PEO
NEOs for each of the fiscal years shown in the Pay Versus Performance Table are:

2025:  Robert Park, Andy Sherman, John Couling, and Shriram Revankar
2024:  Robert Park, Andy Sherman, John Couling, and Shriram Revankar
2023:  Robert Park, Andy Sherman, John Couling, and Todd Pendleton
2022:  Lewis Chew, Robert Park, Andy Sherman, John Couling, and Shriram Revankar
2021:  Lewis Chew, Andy Sherman, Giles Baker, and Todd Pendleton

(4)
The total shareholder return, or TSR, of each of the company and the Peer Group is calculated by assuming that an investment of $100 is made in our Class A common stock and in the S&P MidCap 400 Index (^MID) (“S&P 400 Index”), respectively, starting from the market close on September 25, 2020, which is the last trading day before our fiscal year 2021, through and including the end of the fiscal year shown. Total shareholder return includes reinvestment of dividends into shares of common stock of the applicable company. Historical stock performance is not necessarily indicative of future stock performance. Disclosure of the TSRs is required by Item 402(v) of Regulation
S-K
and is not intended to forecast or be indicative of possible future performance of our Class A common stock or the S&P 400 Index.

(5)	The Peer Group is based on the S&P 400 Index as also identified in the Stock Price Performance Graph included in our Annual Report on Form 10-K for our fiscal year 2025.

(6)	Amount reflects the company’s net income determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

(7)
The “Company Selected Measure” is the company’s revenue determined in accordance with GAAP. For a discussion of how revenue is used to link executive compensation with the company’s performance, see “Compensation Discussion and Analysis” above.

Relationship Between Compensation Actually Paid and Company Performance
As described in more detail in “Compensation Discussion and Analysis” above, our executive compensation program reflects a variable pay-for-performance
orientation. We use several company performance measures to align executive compensation with company performance. The Compensation Committee generally seeks to incentivize long-term performance, and does not consider the
SEC-mandated
definition of Compensation Actually Paid in any fiscal year (as measured in accordance with Item 402(v) of Regulation
S-K)
in determining or evaluating executive compensation. Further, consistent with our focus on the long-term performance of the company, equity awards granted under the company’s executive compensation program typically vest over multiple years. Changes in our stock price can impact the fair values (as determined in accordance with Item 402(v) of Regulation
S-K)
of these equity awards over their multi-year vesting periods. Since determinations of CAP take into account these fair values, the company’s TSR among other factors may cause CAP amounts to vary significantly from year to year.

2026 PROXY STATEMENT | 67

Relationship Between Compensation Actually Paid and Total Shareholder Return
The following graph shows the relationship between the CAP of our PEO and the average CAP of our
Non-PEO
NEOs, and the cumulative TSR for each of the company and the S&P 400 Index, over the four fiscal years presented in the Pay Versus Performance Table above. The comparison of the TSRs is required by Item 402(v) of Regulation
S-K
and is not intended to forecast or be indicative of possible future performance of our Class A common stock or the S&P 400 Index. The company does not use absolute cumulative TSR as a company performance measure in its executive compensation program.

Relationship Between Compensation Actually Paid and Net Income
The following graph shows the relationship between the CAP of our PEO and the average CAP of our
Non-PEO
NEOs, and the company’s GAAP net income over the four fiscal years presented in the Pay Versus Performance Table above. The company does not use net income as a company performance measure in its executive compensation program.

68 | 2026 PROXY STATEMENT

Relationship Between Compensation Actually Paid and Revenue
The following graph shows the relationship between the CAP of our PEO and the average CAP of our
Non-PEO
NEOs, and the Company Selected Measure, which is the company’s GAAP revenue, over the four fiscal years presented in the Pay Versus Performance Table above. For a discussion of how revenue is used to link executive compensation with the company’s performance, see “Compensation Discussion and Analysis” above.

Tabular List of Most Important Financial Performance Measures
The following tabular list reflects the financial performance measures that in our assessment represent the most important company financial performance measures used for fiscal year 2025 to link the compensation paid to our NEOs to our performance.
Most Important Financial Performance Measures
Revenue
Non-GAAP
Operating Income
Relative TSR
For information regarding the most important financial measures under our executive compensation program and how the Compensation Committee uses financial performance measures to align executive compensation with the company’s performance, see “Compensation Discussion and Analysis” above.
Compensation Program Risk Assessment
During fiscal 2025, members of our Internal Audit Department, with the assistance of our People & Places and Corporate Legal Departments, conducted a risk assessment of our compensation plans and arrangements and related risk management practices to evaluate whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on Dolby. Management reviewed the risk assessment findings prior to submitting the report to the Compensation and Audit Committees.
The scope of the assessment included our annual incentive compensation plans, 2020 Stock Plan, and executive change in control arrangements. The scope of the assessment excluded compensation plans and arrangements that were not contingent on individual or company performance (e.g., base salary and health benefits), and thus should not encourage risk-taking activities. The assessment involved reviewing the design of our plan-based and non-plan-based
compensation programs, including purpose, eligibility, structure, performance measures, limits, and measurement periods. The

2026 PROXY STATEMENT | 69

assessment considered how target level performance is determined (including thresholds), the frequency of payouts, the mix of base salary and incentive compensation (both annual and long-term) and the mix of short- and long-term compensation and management oversight.
In particular, our Internal Audit Department considered the following features of our compensation plans and policies when evaluating whether our plans, policies, and practices encourage our executive officers and employees to take unreasonable risks:

•
The combination of base salary and incentive compensation, including annual incentive compensation and long-term incentive compensation, reduces the significance of any one particular compensation element.

•
The mixed equity portfolio for our executive compensation (time-based stock options, restricted stock unit awards, and performance stock unit awards) creates a level of diversification to withstand market fluctuations, thereby decreasing incentives, potentially inherent in stock option holdings, to assume excessive or inappropriate risks.

•	Our customary four-year equity vesting schedule for time-based awards encourages long-term perspectives among award recipients.

•	Executive compensation is weighted more towards long-term incentive compensation with the intention to discourage short-term risk taking.

•	The Compensation Committee oversees the design of our annual incentive and long-term incentive compensation plans.

•	Our use of a combination of revenue and non-GAAP operating income as company performance measures provides balanced objectives emphasizing both revenue generation and expense management.

•
Annual incentive compensation payments are capped, and the Compensation Committee retains discretion to modify, reduce or to eliminate annual incentive compensation awards that would otherwise be payable based on actual financial performance.

•	Performance stock unit award payouts are capped and require significant TSR outperformance relative to the comparator index over a cumulative three-year period.

•
Our policy on recoupment of incentive compensation (“clawback”) applicable to our executive officers provides for the recoupment of certain cash or equity-based incentive compensation payments or awards made or granted to an executive officer in the event we are required to prepare an Accounting Restatement (as defined in “Compensation Discussion and Analysis—Policy on Recoupment of Incentive Compensation (“Clawback”)” above).

•	Our formal stock ownership guidelines covering executive officers and non-employee directors require them to accumulate and hold a specified amount of qualifying Dolby equity securities.

•
Our system of internal control over financial reporting and whistle-blower program, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under our annual and long-term incentive compensation plans.

Based on the foregoing, we concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Dolby.

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Equity Compensation Plan Information
The following table sets forth information regarding outstanding stock options and restricted stock unit awards and the shares of our Common Stock reserved for future issuance under our equity compensation plans as of September 26, 2025.

	Class of Common Stock	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reported in column (a))
Plan Category		(a)		(b)		(c)

Equity compensation plans approved by security holders (1)	Class A Class B	7,568,892 —	(2)	$72.71 —	(3)	9,432,414 —	(4)

Equity compensation plans not approved by security holders	Class A Class B	— —		— —		— —

Total	Class A Class B	7,568,892 —	(2)	$72.71 —	(3)	9,432,414 —	(4)

(1)	Consists of the 2020 Stock Plan and the Employee Stock Purchase Plan.

(2)
Consists of 3,183,152 shares subject to outstanding stock options, 3,874,562 shares subject to outstanding restricted stock unit awards, and 511,178 shares subject to outstanding performance stock unit awards reflected at maximum performance, all granted under the 2020 Stock Plan.

(3)	Restricted stock unit and performance stock unit awards do not have an exercise price and therefore are not included in the calculation of the weighted average exercise price.

(4)	In addition to the number of shares available for issuance under the 2020 Stock Plan, the amount reported includes 1,165,205 shares available for purchase under the Employee Stock Purchase Plan.

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Advisory Vote to Approve Named

Executive Officer Compensation

Section 14A(a)(1) of the Securities Exchange Act of 1934 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with applicable SEC rules.

As described in the Compensation Discussion and Analysis contained in this Proxy Statement, our executive compensation program is designed to:

•	Provide a competitive compensation package that enables us to attract, motivate, and retain high-caliber talent;

•	Provide a total compensation package, aligned with the nature and dynamics of our business, which focuses management on achieving our annual and long-term corporate objectives and strategies;

•	Reward both individual and collective contributions to Dolby’s success consistent with our “pay-for-performance” orientation; and

•	Emphasize long-term value creation and further align the interests of management and stockholders through the use of equity-based awards.

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal 2025 Summary Compensation Table and the other related tables and disclosure.”

This vote is advisory and, therefore, not binding on us, the Compensation Committee or our Board. Our Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary in response to those concerns.

At our 2025 Annual Meeting of Stockholders, stockholders indicated their support for holding an advisory “say-on-pay” vote on an annual basis, and we intend to do so until the next required advisory vote on the frequency of holding an advisory “say-on-pay” vote.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 2 if you want your broker to vote your shares on this matter. Any abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect.

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Report of the Audit Committee of the Board of Directors

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Dolby specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee is comprised of three directors, each of whom qualifies as “independent” under the current listing requirements of the NYSE. The current members of the Audit Committee are Emily Rollins, Tony Prophet, and Simon Segars. The Audit Committee acts pursuant to a written charter.

In performing its functions, the Audit Committee acts in an oversight capacity and relies on the work and assurances of (i) Dolby’s management, which has the primary responsibility for financial statements and reports and the company’s internal controls, and (ii) Dolby’s independent registered public accounting firm, KPMG LLP, which, in its report, expresses an opinion on the conformity of the company’s annual financial statements with United States generally accepted accounting principles. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the company’s internal control over financial reporting.

Within this framework, the Audit Committee has reviewed and discussed with management Dolby’s audited financial statements as of and for the fiscal year ended September 26, 2025 and the company’s internal control over financial reporting. The Audit Committee also has discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees). In addition, the Audit Committee has received the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP matters relating to its independence, including a review of both audit and non-audit fees, and has considered whether the provision of non-audit services was compatible with maintaining KPMG LLP’s independence.

Based upon these reviews and discussions, the Audit Committee recommended to our Board that the audited financial statements be included in Dolby’s 2025 Annual Report on Form 10-K for fiscal 2025.

Audit Committee
Emily Rollins, Chair Tony Prophet Simon Segars

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Ratification of Independent Registered

Public Accounting Firm

The Audit Committee has appointed the firm of KPMG LLP as Dolby’s independent registered public accounting firm for fiscal 2026. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table sets forth the aggregate fees billed or expected to be billed by KPMG LLP for audit and other services rendered.

	Fiscal Years Ended
	2025	2024

Audit Fees(1)	$3,850,044	$4,482,874

Audit-Related Fees	$—	$—

Tax Fees(2)	$213,618	$130,170

All Other Fees(3)	$1,405,072	$1,231,898

	$5,468,734	$5,844,942

(1)

Represents audit fees incurred for professional services rendered for the audit of our annual consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, review of our quarterly consolidated financial statements, and foreign statutory audits and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)	Represents fees for professional services related to tax compliance, tax advice and tax planning.

(3)	Represents fees primarily billed in connection with compliance audits of our licensees, as well as fees billed in connection with security assessment services.

The Audit Committee considered whether the provision of services other than audit services is compatible with maintaining KPMG LLP’s independence.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy requiring pre-approval for all audit and permissible non-audit services provided by Dolby’s independent registered public accounting firm. The Audit Committee also has delegated authority to the chair of the Audit Committee to approve (i) permissible non-audit related services to be provided by the company’s principal registered public accounting firm, and (ii) statutory audit services to be provided by the company’s principal registered public accounting firm or other auditors.

All audit and permissible non-audit services (and fees) provided to Dolby by KPMG LLP in fiscal 2025 and fiscal 2024 were pre-approved by the Audit Committee in accordance with these pre-approval policies and procedures.

Required Vote

Ratification of KPMG LLP as Dolby’s independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares entitled to vote and present or represented by proxy on Proposal 3 at the Annual Meeting. Stockholder ratification of the selection of KPMG LLP as the company’s independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee,

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in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the company and its stockholders.

If you abstain from voting on Proposal 3, the abstention will have the same effect as an against vote.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of our Common Stock beneficially owned by:

•	each person who is known by us to own beneficially more than 5% of either our Class A Common Stock or Class B Common Stock;

•	each of our directors;

•	each of our NEOs; and

•	all of our directors and executive officers as a group.

The information provided in the table is as of November 26, 2025, and is based on our records, information filed with the SEC, and information furnished by the respective individuals or entities, as the case may be.

Applicable percentage ownership is based on 60,852,463 shares of our Class A Common Stock and 34,660,045 shares of our Class B Common Stock outstanding as of November 26, 2025. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding: (i) shares of Common Stock subject to stock options held by that person that were exercisable on or are exercisable within 60 days after November 26, 2025; and (ii) shares of Common Stock subject to restricted stock unit awards held by that person that are subject to vest within 60 days after November 26, 2025 (excluding performance stock units that may vest, if at all, within such 60-day period based on the achievement of performance criteria).

Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o Dolby Laboratories, Inc., 1275 Market Street, San Francisco, California 94103.

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We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information available or furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

	Shares Beneficially Owned				% Total Voting Power(2)
	Class A Common Stock(1)		Class B Common Stock(1)
Name of Beneficial Owner	Shares	%	Shares	%

5% Stockholders:

Ray Dolby 2002 Trust A dated April 19, 2002(3)	—	—	160,592	*	*

Ray Dolby 2002 Trust B dated April 19, 2002(4)	—	—	463,262	1.3%	1.1%

Dolby Holdings II LLC(5)	—	—	1,040,000	3.0%	2.6%

Dolby Holdings III LLC(6)	—	—	350,000	1.0%	*

Marital Trust under the Dolby Family Trust Instrument dated May 7, 1999(7)	—	—	24,108,162	69.6%	59.2%

Dagmar Dolby Trust under the Dolby Family Trust Instrument dated May 7, 1999(8)	—	—	8,062,117	23.3%	19.8%

Dagmar Dolby 2016 Trust B, dated March 23, 2016(9)	—	—	403,600	1.2%	1.0%

Dagmar Dolby(10)	160,625	*	34,587,733	99.8%	84.9%

Thomas E. Dolby(11)	—	—	680,592	2.0%	1.7%

The Vanguard Group(12)	7,535,722	12.4%	—	—	1.8%

Morgan Stanley(13)	7,043,748	11.6%	—	—	1.7%

BlackRock(14)	5,797,685	9.5%	—	—	1.4%

Bank of New York Mellon Corp(15)	5,709,193	9.4%	—	—	1.4%

Named Executive Officers and Directors:

Kevin Yeaman(16)	1,046,737	1.7%	—	—	*

Robert Park(17)	137,209	*	—	—	*

Andy Sherman(18)	278,215	*	—	—	*

John Couling(19)	389,519	*	—	—	*

Shriram Revankar(20)	132,535	*	—	—	*

David Dolby(21)	85,670	*	33,907,141	97.8%	83.2%

Peter Gotcher	37,593	*	—	—	*

Tony Prophet	5,967	*	—	—	*

Emily Rollins	6,493	*	—	—	*

Simon Segars	40,102	*	—	—	*

Anjali Sud	9,031	*	—	—	*

Avadis Tevanian, Jr.(22)	59,530	*	—	—	*

All executive officers and directors as a group (13 persons)(23)	2,324,249	3.7%	33,907,141	97.8%	83.4%

*	Less than one percent.

(1)

Each holder of Class B Common Stock is entitled to ten votes per share of Class B Common Stock and each holder of Class A Common Stock is entitled to one vote per share of Class A Common Stock on all matters submitted to our stockholders for a vote. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B Common Stock is convertible at any time at the election of the holder into shares of Class A Common Stock on a one-for-one share basis. The Class A Common Stock beneficial ownership percentages shown in the “Class A Common Stock” column of this table are calculated based on the number of shares of Class A Common Stock that are outstanding and beneficially owned by each beneficial owner as of November 26, 2025 (except where such beneficial ownership amounts were determined by reference to a Schedule 13G/A filing, as noted in the following footnotes), and do not reflect the conversion of any shares of Class B Common Stock beneficially owned by such beneficial owner as of such date.

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(2)	Percentage total voting power represents voting power with respect to all shares of our Class A Common Stock and Class B Common Stock, as a single class.

(3)

Consists of 160,592 shares of Class B Common Stock held of record by Dagmar Dolby, as Trustee of the Ray Dolby 2002 Trust A, dated April 19, 2002 (the “Ray Dolby 2002 Trust A”). Thomas E. Dolby, Dagmar Dolby’s son, is the Special Trustee of the Ray Dolby 2002 Trust A. Dagmar Dolby has sole dispositive power over the shares held of record by the Ray Dolby 2002 Trust A, and Thomas E. Dolby has sole voting power over the shares held of record by the Ray Dolby 2002 Trust A. Assuming conversion of the shares of Class B Common Stock beneficially owned by the Ray Dolby 2002 Trust A into shares of Class A Common Stock, such converted shares would represent beneficial ownership of less than one percent of the outstanding shares of Class A Common Stock as of November 26, 2025. Dagmar Dolby and Thomas E. Dolby disclaim beneficial ownership of these securities except to the extent of their respective pecuniary interests therein.

(4)

Consists of 463,262 shares of Class B Common Stock held of record by Dagmar Dolby, as Trustee of the Ray Dolby 2002 Trust B, dated April 19, 2002 (the “Ray Dolby 2002 Trust B”). David Dolby, Dagmar Dolby’s son, is the Special Trustee of the Ray Dolby 2002 Trust B. Dagmar Dolby has sole dispositive power over the shares held of record by the Ray Dolby 2002 Trust B, and David Dolby has sole voting power over the shares held of record by the Ray Dolby 2002 Trust B. Assuming conversion of the shares of Class B Common Stock beneficially owned by the Ray Dolby 2002 Trust B into shares of Class A Common Stock, such converted shares would represent beneficial ownership of less than one percent of the outstanding shares of Class A Common Stock as of November 26, 2025. Dagmar Dolby and David Dolby disclaim beneficial ownership of these securities except to the extent of their respective pecuniary interests therein.

(5)

Consists of 1,040,000 shares of Class B Common Stock held of record by Dolby Holdings II LLC (“Dolby Holdings II”). Dagmar Dolby has sole dispositive power over the shares held of record by Dolby Holdings II as the Manager of Dolby Holdings II. Each of Thomas E. Dolby and David Dolby has sole voting power over 50% of the shares held of record by Dolby Holdings II, as Special Managers of Dolby Holdings II. Assuming conversion of the shares of Class B Common Stock beneficially owned by Dolby Holdings II into shares of Class A Common Stock, such converted shares would represent beneficial ownership of 1.7% of the outstanding shares of Class A Common Stock as of November 26, 2025. Dagmar Dolby, Thomas E. Dolby, and David Dolby disclaim beneficial ownership of these securities except to the extent of their respective pecuniary interests therein.

(6)

Consists of 350,000 shares of Class B Common Stock held of record by Dolby Holdings III LLC (“Dolby Holdings III”). Dagmar Dolby has sole dispositive power over the shares held of record by Dolby Holdings III as the Manager of Dolby Holdings III. David Dolby has sole voting power over the shares of record held by Dolby Holdings III as a Special Manager of Dolby Holdings III. Assuming conversion of the shares of Class B Common Stock beneficially owned by Dolby Holdings III into shares of Class A Common Stock, such converted shares would represent beneficial ownership of less than one percent of the outstanding shares of Class A Common Stock as of November 26, 2025. Dagmar Dolby and David Dolby disclaim beneficial ownership of these securities except to the extent of their respective pecuniary interests therein.

(7)

Consists of 24,108,162 shares of Class B Common Stock held of record by Dagmar Dolby, as Trustee of the Marital Trust under the Dolby Family Trust Instrument dated May 7, 1999 (the “Marital Trust”). David Dolby is the Special Trustee of the Marital Trust. Dagmar Dolby has sole dispositive power over the shares held of record by the Marital Trust, and Dagmar Dolby and David Dolby have shared voting power over the shares held of record by the Marital Trust, with voting decisions requiring the unanimous vote of the Trustee and the Special Trustee. Assuming conversion of the shares of Class B Common Stock beneficially owned by the Marital Trust into shares of Class A Common Stock, such converted shares would represent beneficial ownership of 28.4% of the outstanding shares of Class A Common Stock as of November 26, 2025. Dagmar Dolby and David Dolby disclaim beneficial ownership of these securities except to the extent of their respective pecuniary interests therein.

(8)

Consists of 8,062,117 shares of Class B Common Stock held of record by Dagmar Dolby, as Trustee of the Dagmar Dolby Trust under the Dolby Family Trust Instrument dated May 7, 1999 (the “Dagmar Dolby Trust”). David Dolby is the Special Trustee of the Dagmar Dolby Trust. Dagmar Dolby has sole dispositive power over the shares held of record by the Dagmar Dolby Trust, and Dagmar Dolby and David Dolby have shared voting power over the shares held of record by the Dagmar Dolby Trust, with voting decisions requiring the unanimous vote of the Trustee and the Special Trustee. Assuming conversion of the shares of Class B Common Stock beneficially owned by the Dagmar Dolby Trust into shares of Class A Common Stock, such converted shares would represent beneficial ownership of 11.7% of the outstanding shares of Class A Common Stock as of November 26, 2025. Dagmar Dolby and David Dolby disclaim beneficial ownership of these securities except to the extent of their respective pecuniary interests therein.

(9)

Consists of 403,600 shares of Class B Common Stock held of record by Dagmar Dolby, as Trustee of the Dagmar Dolby 2016 Trust B, dated March 23, 2016 (the “Dagmar Dolby 2016 Trust B”). David Dolby is the Special Trustee of the Dagmar Dolby 2016 Trust B. Dagmar Dolby has sole dispositive power over the shares held of record by the Dagmar Dolby 2016 Trust B, and David Dolby has sole voting power over the shares held of record by the Dagmar Dolby 2016 Trust B. Assuming conversion of the shares of Class B Common Stock beneficially owned by the Dagmar Dolby 2016 Trust B into shares of Class A Common Stock, such converted shares would represent beneficial ownership of less than one percent of the outstanding shares of Class A Common Stock as of November 26, 2025. Dagmar Dolby and David Dolby disclaim beneficial ownership of these securities except to the extent of their respective pecuniary interests therein.

(10)

Consists of (i) the shares described in Notes 3 through 9, which descriptions are incorporated herein by reference, (ii) 57,125 shares of Class A Common Stock held of record by the Dagmar Dolby Fund, a California nonprofit public benefit corporation (the “Dagmar Dolby Fund”) and (iii) 103,500 shares of Class A Common Stock held of record by the Ray Dolby Legacy Fund, a California nonprofit public benefit corporation (the “Ray Dolby Legacy Fund”). Dagmar Dolby, as one of three directors of the Dagmar Dolby Fund, has shared voting and dispositive power over all 57,125 shares of Class A Common Stock held of record by the Dagmar Dolby Fund, with voting and disposition decisions requiring the majority vote of the Dagmar Dolby Fund’s board of directors. Dagmar Dolby, as one of three directors of the Ray Dolby Legacy Fund, has shared voting power over all 103,500 shares of Class A Common Stock held of record by the Ray Dolby Legacy Fund, with voting and disposition decisions regarding such shares requiring the majority vote of the Ray Dolby Legacy Fund’s board of directors. All shares beneficially owned by Dagmar Dolby collectively represent 84.9% of the total voting power of the Class A Common Stock and Class B Common Stock, and the shares over which Dagmar Dolby has sole or shared voting power collectively represent 79.0% of the total voting power of the Class A Common Stock and Class B Common Stock. Assuming conversion of the shares of Class B Common Stock beneficially owned by Dagmar Dolby into shares of Class A Common Stock, such converted shares, together with the other shares of Class A Common Stock beneficially owned by Dagmar Dolby, would represent beneficial ownership of 36.4% of the outstanding shares of Class A Common Stock as of November 26, 2025. Dagmar Dolby disclaims beneficial ownership of these securities except to the extent of her pecuniary interest therein.

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(11)

Consists of all of the shares described in Note 3 and 50% of the shares described in Note 5, which descriptions are incorporated herein by reference. Assuming conversion of the shares of Class B Common Stock beneficially owned by Thomas E. Dolby into shares of Class A Common Stock, such converted shares would represent beneficial ownership of 1.1% of the outstanding shares of Class A Common Stock as of November 26, 2025. Thomas E. Dolby disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(12)

Based on a Schedule 13G/A filed with the SEC on April 30, 2025, wherein The Vanguard Group (“Vanguard”) reported beneficial ownership of 7,535,722 shares of Class A Common Stock. Vanguard reported sole dispositive power as to 7,438,668 of the shares, shared dispositive power as to 97,054 of the shares, and shared voting power as to 23,168 of the shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(13)

Based on a Schedule 13G/A filed with the SEC on September 10, 2024, wherein Morgan Stanley (“MS”) reported beneficial ownership of 7,043,748 shares of Class A Common Stock. MS reported shared dispositive power as to 6,781,414 of the shares and shared voting power as to 6,519,976 of the shares. The Schedule 13G/A also reported shares held by Atlanta Capital Management Company, LLC and Eaton Vance Atlanta Capital SMID—Cap Fund. The address for MS is 1585 Broadway, New York, New York 10036.

(14)

Based on a Schedule 13G/A filed with the SEC on January 24, 2024, wherein BlackRock, Inc. (“BlackRock”) reported beneficial ownership of 5,797,685 shares of Class A Common Stock. BlackRock reported sole dispositive power as to all of the shares and sole voting power as to 5,609,030 of the shares. The address for BlackRock is 50 Hudson Yards, New York, New York 10001.

(15)

Based on a Schedule 13G/A filed with the SEC on April 21, 2025, wherein Bank of New York Mellon Corp (“BNY Mellon”) reported beneficial ownership of 5,709,193 shares of Class A Common Stock. BNY Mellon reported sole dispositive power as to 3,682,459 of the shares, shared dispositive power as to 2,026,734 of the shares, sole voting power as to 5,635,612 of the shares and shared voting power as to 6,110 of the shares. The Schedule 13G/A also reported shares held by BNY Mellon IHC, LLC, MBC Investments Corp. and Newton Investment Management North America, LLC. The address for BNY Mellon is 240 Greenwich Street, New York, New York 10286.

(16)

Includes 98,380 shares held in the name of Kevin and Rachel Yeaman, Trustees of the Yeaman Family Trust dated May 14, 2009 (the “Yeaman Trust”), and 2.5592 shares held by a son of Mr. Yeaman. Includes stock options held in the name of the Yeaman Trust to purchase 898,438 shares of Class A Common Stock that are exercisable within 60 days after November 26, 2025. Includes 49,919 shares of Class A Common Stock subject to restricted stock unit awards that vest within 60 days after November 26, 2025.

(17)

Includes stock options held by Mr. Park to purchase 96,627 shares of Class A Common Stock that are exercisable within 60 days after November 26, 2025. Includes 12,683 shares of Class A Common Stock subject to restricted stock unit awards that vest within 60 days after November 26, 2025.

(18)

Includes stock options held by Mr. Sherman to purchase 243,821 shares of Class A Common Stock that are exercisable within 60 days after November 26, 2025. Includes 17,467 shares of Class A Common Stock subject to restricted stock unit awards that vest within 60 days after November 26, 2025.

(19)

Includes stock options held by Mr. Couling to purchase 303,662 shares of Class A Common Stock that are exercisable within 60 days after November 26, 2025. Includes 19,045 shares of Class A Common Stock subject to restricted stock unit awards that vest within 60 days after November 26, 2025.

(20)

Includes stock options held by Mr. Revankar to purchase 101,655 shares of Class A Common Stock that are exercisable within 60 days after November 26, 2025. Includes 11,211 shares of Class A Common Stock subject to restricted stock unit awards that vest within 60 days after November 26, 2025.

(21)

Consists of (i) 85,670 shares of Class A Common Stock held of record by David Dolby, plus (ii) all of the shares described in Notes 4, 6, 7, 8 and 9, which descriptions are incorporated herein by reference, plus (iii) 50% of the shares described in Note 5, which description is incorporated herein by reference. Assuming conversion of the shares of Class B Common Stock beneficially owned by David Dolby into shares of Class A Common Stock, such converted shares, together with the other shares of Class A Common Stock beneficially owned by David Dolby, would represent beneficial ownership of 35.9% of the outstanding shares of Class A Common Stock as of November 26, 2025. David Dolby disclaims beneficial ownership of the securities referenced in clauses (ii) and (iii) except to the extent of his pecuniary interest therein.

(22)	Shares held in the name of Avadis Tevanian, Jr. and Nancy Tevanian Trust u/a/d 5/29/96.

(23)

Includes (i) stock options held by all executive officers and directors as a group to purchase an aggregate of 1,725,193 shares of Class A Common Stock that are exercisable within 60 days after November 26, 2025 and (ii) 124,983 shares of Class A Common Stock subject to restricted stock unit awards held by all executive officers and directors as a group that vest within 60 days after November 26, 2025. Assuming conversion of the shares of Class B Common Stock beneficially owned by the executive officers and directors as a group into shares of Class A Common Stock, such converted shares, together with the other shares of Class A Common Stock beneficially owned by the executive officers and directors as a group, including the aforementioned shares of Class A Common Stock subject to stock options and restricted stock unit awards, would represent beneficial ownership of 37.5% of the outstanding shares of Class A Common Stock as of November 26, 2025.

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Additional Meeting Matters

Additional Items of Business on the Agenda. We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case other business is brought before the Annual Meeting, the accompanying proxy gives discretionary authority to the persons named on the proxy to vote on these matters in accordance with their best judgment.

Record Date and Stockholders Entitled to Vote. Below is the record date for the Annual Meeting and information regarding the number of shares of Class A Common Stock and Class B Common Stock (collectively, “Common Stock”) outstanding as of the close of business on the record date.

Record date (at close of business)	December 5, 2025

Class A Common Stock outstanding	60,587,891 shares

Class B Common Stock outstanding	34,660,045 shares

Total votes eligible to be cast by holders of Common Stock	407,188,341 votes

Stockholders of record at the close of business on the record date may vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, on all matters being considered at the Annual Meeting. The Class A Common Stock and Class B Common Stock vote as a single class on all matters described in these proxy materials.

Quorum Requirement. The presence at the Annual Meeting, virtually or by proxy, of stockholders representing a majority of the voting power of the Common Stock issued and outstanding on the record date for the Annual Meeting will constitute a quorum. Both abstentions and broker non-votes (as discussed under “Votes Required to Approve Proposals” below) are counted for the purpose of determining the presence of a quorum.

Difference Between Holding Shares as a Stockholder of Record and as a Beneficial Owner.

Stockholders of Record (Registered Stockholders). If your shares are registered directly in your name with Dolby’s transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record,” with respect to those shares. Stockholders of record received this Proxy Statement and the accompanying 2025 Annual Report and proxy card (or an e-mail notification of how to access our proxy materials and vote via the internet) directly from Computershare.

Beneficial (“Street Name”) Holders. If your shares are held in a stock brokerage account or by a bank or other nominee (e.g., Charles Schwab, E*TRADE, J.P. Morgan, and others), you are considered the beneficial owner of shares held in “street name.” Your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares, forwarded the Notice of Internet Availability of Proxy Materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by completing the voting instruction form.

How to Vote. You may vote using any of the following methods:

•	By Mail

Stockholders of record who received proxy cards may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” election of each of the nominated directors and “FOR” Proposals 2 and 3.

Dolby stockholders who hold shares beneficially in street name may, if applicable, provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

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•

By Internet — Stockholders of record with internet access may submit proxies by following the internet voting instructions on their proxy cards or in the e-mail notification they received of how to access our proxy materials. Most Dolby stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction forms provided by their brokers, banks or other nominees. Please check the voting instruction form for internet voting availability.

•

By Telephone — Stockholders of record who live in the United States or Canada may submit proxies by following the telephone voting instructions on their proxy cards or in the e-mail notification they received of how to access our proxy materials. Most Dolby stockholders who hold shares beneficially in street name and live in the United States or Canada may provide voting instructions by telephone by calling the number specified on the voting instruction forms provided by their brokers, banks or other nominees. Please check the voting instruction form for telephone voting availability.

•

At the Annual Meeting — Shares held in your name as the stockholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may also be voted at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares. See “Attending the Virtual Annual Meeting” below for additional information. Even if you plan to attend the Annual Meeting virtually, we recommend that you also submit your proxy or voting instructions by mail, telephone, or the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Attending the Virtual Annual Meeting.

•	Stockholders of Record (Registered Stockholders).

Registered stockholders can attend the Annual Meeting by visiting meetnow.global/MGF9HHY and entering the control number on their proxy cards after entering the meeting center. Once admitted to the Annual Meeting, registered stockholders may ask questions and vote during the meeting.

•	Beneficial (“Street Name”) Holders. Beneficial holders of shares held in “street name” can attend the Annual Meeting in one of two ways:

•

As a “guest” in listen-only mode, by visiting meetnow.global/MGF9HHY and clicking on the “Guest” option after entering the meeting center, and providing the information requested. “Guests” in listen-only mode will not have the ability to ask questions or vote during the meeting.

•

By pre-registering with our transfer agent Computershare in advance of the meeting, if you wish to vote or ask questions during the meeting. To register, you must obtain a legal proxy from your broker, bank or other nominee reflecting the shares of Dolby Common Stock held as of the Annual Meeting record date (December 5, 2025), and submit an image of the legal proxy, along with your name and email address, to Computershare. Requests for registration must be sent to Computershare, labeled as “Legal Proxy,” and received no later than 5:00 p.m. Eastern Time on January 29, 2026 as follows:

By email:	To: legalproxy@computershare.com

By mail:	Computershare Dolby Laboratories Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

You will then receive a control number by email from Computershare. At the time of the Annual Meeting, you will be able to attend the meeting virtually, vote and ask questions by visiting meetnow.global/MGF9HHY and entering the control number after entering the meeting center.

Change of Vote and Revocation of Your Proxy. If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Corporate Secretary of the company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the internet, you may revoke your proxy with a later telephone or internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Corporate Secretary before the proxy is exercised or you vote at the Annual Meeting.

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If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker, bank or other nominee, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending and voting at the Annual Meeting.

Votes Required to Approve Proposals. The votes required for each of the Proposals specified in this Proxy Statement are as follows:

Item	Vote Required	Broker Discretionary Voting Allowed

Proposal 1 | Election of Directors	Plurality of Votes Cast	No

Proposal 2 | Advisory Vote to Approve NEO Compensation	Majority of the Voting Power of Shares Entitled to Vote and Present or Represented by Proxy	No

Proposal 3 | Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending September 25, 2026	Majority of the Voting Power of Shares Entitled to Vote and Present or Represented by Proxy	Yes

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or vote FOR all nominees except those specific nominees from whom you WITHHOLD your vote. The eight nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than eight directors and stockholders may not cumulate votes in the election of directors. If you abstain from voting on Proposal 1, the abstention will not have an effect on the outcome of the vote.

With respect to Proposals 2 and 3, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposals 2 or 3, the abstention will have the same effect as an AGAINST vote.

If you hold your shares beneficially in street name and do not provide your broker or other nominee with voting instructions, your shares may constitute “broker non-votes.” When a proposal is not a “routine” matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Proposals 1 and 2 are not considered “routine” matters, but the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 3) is considered a “routine” matter. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes would be counted for the purpose of determining a quorum, but will not affect the outcome of any other matter being voted on at the Annual Meeting.

No Cumulative Voting Permitted for the Election of Directors. Our Certificate of Incorporation and Bylaws do not permit cumulative voting at any election of directors.

Solicitation of Proxies. The costs and expenses of soliciting proxies from stockholders will be paid by us. Our employees, officers and directors may solicit proxies. We also have retained D.F. King & Co., Inc. to assist in soliciting proxies and we expect to pay them approximately $12,500 for such services, plus reasonable out-of-pocket expenses. In addition, we will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of Common Stock.

Deadline for Submission of Stockholder Proposals for the 2027 Annual Meeting

The deadline for submitting a stockholder proposal for inclusion in our Proxy Statement and form of proxy for the 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is August 18, 2026.

In addition, our Bylaws contain additional advance notice requirements for stockholders who wish to present certain matters before an Annual Meeting of Stockholders.

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Advance Notice of Director Nominations

In general, nominations for the election or re-election of directors may be made (1) by or at the direction of our Board, or any committee thereof that has been delegated such authority by the Board, or (2) by any stockholder who (a) is a stockholder of record (i) at the time of the giving of the notice required by our Bylaws, (ii) on the record date for the determination of stockholders entitled to notice of the annual meeting, (iii) on the record date for the determination of stockholders entitled to vote at the annual meeting, and (iv) at the time of the annual meeting and (b) has complied with the notice procedures set forth in the Bylaws, including the delivery of written notice in proper form to Dolby’s Corporate Secretary within the Notice Period (as defined below) containing specified information concerning the nominees and nominating stockholder.

Recommendation of Director Candidates

If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Governance Committee as a potential nominee for our Board, see the procedures discussed in “Corporate Governance Matters—Policy for Director Recommendations.”

Advance Notice of Other Business

Our Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) brought pursuant to Dolby’s proxy materials and notice of the annual meeting (or any supplement thereto) with respect to such meeting, (2) brought before the meeting by or at the direction of our Board, or any committee thereof that has been delegated such authority by the Board, or (3) a proper matter for stockholder action pursuant to the Bylaws and under Delaware law, properly brought before the meeting by any stockholder who (a) is a stockholder of record (i) at the time of the giving of the notice required by our Bylaws, (ii) on the record date for the determination of stockholders entitled to notice of the annual meeting, (iii) on the record date for the determination of stockholders entitled to vote at the annual meeting, and (iv) at the time of the annual meeting and (b) has complied with the notice procedures set forth in the Bylaws, including the delivery of written notice in proper form to Dolby’s Corporate Secretary within the Notice Period containing specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Period” is defined as that period not later than 5:00 p.m., Pacific Time, on the 90th day nor earlier than 8:00 a.m., Pacific Time, on the 120th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders as first specified in the company’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent). For purposes of the Notice Period, if no annual meeting was held in the previous year or the annual meeting for the current year is changed by more than 30 days from the one-year anniversary of the date of the previous year’s annual meeting, then the stockholder’s notice must be received no earlier than 8:00 a.m., Pacific Time, on the 120th day prior to such annual meeting and not later than 5:00 p.m., Pacific Time, on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which Public Announcement (as defined directly below) of the date of the meeting is first made. “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the company with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or our stockholders in general of such information, including posting on our investor relations website. The Notice Period for the 2027 Annual Meeting of Stockholders will start on October 6, 2026 and end on November 5, 2026.

If a stockholder (or a qualified representative of such stockholder) who has notified us of his or her intention to present a proposal or nomination at an annual meeting does not appear in person to present such stockholder’s proposal or nomination at such meeting, such proposed business will not be transacted or such nomination will be disregarded.

The foregoing summaries are in all respects, qualified by the text of our Bylaws, as currently in effect and as may be amended from time to time. A copy of the full text of the Bylaw provisions is available on the Governance Overview page of the Investor Relations section of our website at https://investor.dolby.com/governance/Governance-Overview/default.aspx, or may be obtained by writing to Dolby’s Corporate Secretary. All notices of proposals by stockholders, whether or not intended to be included in our proxy materials, should be sent to our principal executive offices at Dolby Laboratories, Inc., 1275 Market Street, San Francisco, California 94103, Attention: Corporate Secretary.

2026 PROXY STATEMENT | 83

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires Dolby’s executive officers and directors and persons who beneficially own more than 10% of our Class A Common Stock or Class B Common Stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish Dolby with copies of all Section 16(a) reports that they file. Based solely on our review of such reports received or written representations from certain Reporting Persons, we believe that during fiscal 2025 all Reporting Persons complied with all applicable reporting requirements under Section 16(a).

84 | 2026 PROXY STATEMENT

2025 Annual Report

Our financial statements for fiscal 2025 are included in our 2025 Annual Report, which we are providing at the same time as this Proxy Statement to those stockholders who are receiving paper copies of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials, instructions on how to access our 2025 Annual Report are contained in the notice. Our 2025 Annual Report and this Proxy Statement are also posted on our web site at https://investor.dolby.com/financials/annual-reports/default.aspx. If you have not received or do not have access to the 2025 Annual Report, as the case may be, you may obtain a copy without charge by submitting a written request to our Investor Relations Department. The written request should be sent to: Investor Relations Department, Dolby Laboratories, Inc., 1275 Market Street, San Francisco, California 94103.

Whether you intend to be present at the Annual Meeting or not, we urge you to vote by using the internet or telephone, or signing and mailing the enclosed proxy card promptly.

By order of the Board of Directors.

Kevin Yeaman

President, Chief Executive Officer, and Director

December 16, 2025

2026 PROXY STATEMENT | 85

Appendix A

Reconciliation of Non-GAAP to GAAP Financial Measures

(In thousands, except per share data)

	Fiscal Year Ended
	September 26, 2025	September 27, 2024

Net income:

GAAP net income	$255,018	$261,825

Stock-based compensation	128,514	119,825

Amortization of acquisition-related intangibles	40,856	15,552

Restructuring charges	15,007	6,384

Impact of Tax Reform	8,836	(10,042)

Income tax adjustments	(34,720)	(24,528)

Non-GAAP net income	$413,511	$369,016

	Fiscal Year Ended
	September 26, 2025	September 27, 2024

Diluted earnings per share:

GAAP diluted earnings per share	$2.62	$2.69

Stock-based compensation	1.32	1.23

Amortization of acquisition-related intangibles	0.42	0.16

Restructuring charges	0.15	0.07

Impact of Tax Reform	0.09	(0.11)

Income Tax Adjustments	(0.36)	(0.25)

Non-GAAP diluted earnings per share	$4.24	$3.79

Shares used in computing diluted earnings per share (in thousands)	97,479	97,325

Fiscal Year Ended
September 26, 2025

Operating income:

GAAP operating income	$265.0

Stock-based compensation	128.4

Amortization of acquisition-related intangibles	39.1

Restructuring charges	15.0

Non-GAAP operating income	$447.5

The non-GAAP financial measures set forth above are adjusted to exclude amounts related to stock-based compensation, the amortization of intangibles from business combinations, restructuring charges, the related tax impact of the foregoing items, and the impact of the U.S. Tax Cuts and Jobs Act (Tax Reform). These non-GAAP financial measures are presented to provide an additional tool to evaluate our operating results in a manner that focuses on what our management believes to be its ongoing business operations.

2026 PROXY STATEMENT | A-1

Our management believes it is useful for itself and investors to review, as applicable, both GAAP and the non-GAAP measures that exclude such information in order to assess the performance of our business, including as a means to evaluate period-to-period comparisons. Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP.

A-2 | 2026 PROXY STATEMENT

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.investorvote.com/DLB or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/DLB

Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:									+
	For	Withhold		For	Withhold		For	Withhold
01 - Kevin Yeaman	☐	☐	02 - Peter Gotcher	☐	☐	03 - David Dolby	☐	☐

04 - Tony Prophet	☐	☐	05 - Emily Rollins	☐	☐	06 - Simon Segars	☐	☐

07 - Anjali Sud	☐	☐	08 - Avadis Tevanian, Jr.	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. An advisory vote to approve Named Executive Officer compensation.	☐	☐	☐	3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 25, 2026.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.
Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

047SNA

2026 Annual Meeting of Stockholders of Dolby Laboratories, Inc.

The 2026 Annual Meeting of Stockholders of Dolby Laboratories, Inc. will be held on

February 3, 2026, at 10:30 a.m., Pacific Standard Time, via live webcast accessible at

meetnow.global/MGF9HHY

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/DLB

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – Dolby Laboratories, Inc.	+
Proxy Solicited by Board of Directors for Annual Meeting of Stockholders – February 3, 2026

Kevin Yeaman and Andy Sherman, or either of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth on the reverse side and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of Dolby Laboratories, Inc. (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on February 3, 2026, at 10:30 a.m., Pacific Standard Time, via live webcast accessible at meetnow.global/MGF9HHY, or any postponement, adjournment or continuation thereof, and the undersigned instructs said proxies to vote as specified on the reverse side.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have the authority to vote FOR the election of the nominees listed in Proposal 1, FOR Proposals 2 and 3, and in accordance with the discretion of the proxies on any other matters as may properly come before the annual meeting and any postponement, adjournment or continuation thereof.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

+